UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SENTIO HEALTHCARE PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SENTIO HEALTHCARE PROPERTIES, INC.

189 South Orange Ave., Suite 1700

Orlando FL 32801

Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held May 20, 2013

Dear Stockholder:

We cordially invite you to attend the 2013 annual meeting of stockholders of Sentio Healthcare Properties, Inc., to be held on Monday, May 20, 2013, at 10:00 a.m. local time at our corporate offices located at 189 South Orange Ave., Suite 1700, Orlando FL 32801. Directions to the annual meeting can be obtained by calling (407) 999-7679 or visiting www.sentiohealthcareproperties.com.

 We are holding this meeting to:

1.	Elect nine directors to hold office for one-year terms expiring in 2014.

The board of directors recommends a vote FOR each nominee

2.	Consider and vote on a proposal to approve an amendment to a provision of our charter related to limitations on the issuance of securities (the “Charter Amendment Proposal”) in connection with a proposed investment in the Company by Sentinel RE Investment Holdings LP (the “KKR Investor”), an affiliate of Kohlberg Kravis Roberts & Co. L.P (“KKR”), of up to a $150 million to be used to finance future real estate acquisitions, and the related issuance by us of shares of newly issued 3% Senior Cumulative Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”), newly issued 3% Senior Cumulative Preferred Stock, Series C, $0.01 par value per share (the “Series C Preferred Stock”) and newly issued 7.5% Series B Convertible Preferred Units of Sentio Healthcare Properties OP, L.P., our operating partnership (the “Series B Preferred Units”) (such investment, issuance and the agreements related thereto are referred to collectively as the “KKR Equity Commitment”) .

The board of directors recommends a vote FOR the Charter Amendment Proposal

3.	Consider and vote on a proposal to approve the adjournment of the annual meeting to solicit additional proxies if there are insufficient proxies at the annual meeting to approve either of the foregoing proposals (the “Adjournment Proposal”).

The board of directors recommends a vote FOR the Adjournment Proposal

4.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your board of directors has selected March 14, 2013 as the record date for determining stockholders entitled to vote at the meeting. The proxy statement, proxy card and our 2012 annual report to stockholders are being mailed to you on or about April 12, 2013.

Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2013:

 Our proxy statement, form of proxy card and 2012 annual report to stockholders are also available at https://www.proxy-direct.com/shp-24500

Thank you for your support of Sentio Healthcare Properties.

Sincerely
April 8, 2013	John Mark Ramsey
Orlando, Florida	President and Chief Executive Officer

Table of Contents

Page

Solicitation of Proxies by the Board of Directors	1

Proposal 1: Election of Directors	4

Certain Information About Our Management	4

Ownership of Equity Securities	13

Report of The Audit Committee	14

Independent Registered Public Accounting Firm	14

Certain Transactions With Related Persons	16

Report of The Independent Directors Committee	24

Proposal 2: Charter Amendment Proposal	28

Description of KKR Equity Commitment Documents	31

Description of Series A and Series C Preferred Stock	41

Additional Information	45

Other Matters	46

-i-

SENTIO HEALTHCARE PROPERTIES, INC.

 189 South Orange Ave., Suite 1700

Orlando FL 32801

 PROXY STATEMENT

FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2013

SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS

We are providing these proxy materials in connection with the solicitation by the board of directors of Sentio Healthcare Properties, Inc. (“Sentio Healthcare Properties,” the “Company,” “we,” or “us”), a Maryland corporation, of proxies for use at the 2013 annual meeting of stockholders to be held on May 20, 2013, at 10:00 a.m. local time at our executive offices, 189 South Orange Ave., Suite 1700, Orlando FL 32801, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Please carefully read the proxy statement in its entirety for information about the matters to be voted upon. You may also obtain more information about us from documents we have filed with the Securities and Exchange Commission; see “Where You Can Find More Information” in this proxy statement.

 This proxy statement, form of proxy and voting instructions are first being mailed or given to stockholders on or about April 12, 2013.

 Stockholders Entitled to Vote

Holders of our common stock at the close of business on March 14, 2013 (the “Record Date”) are entitled to receive notice of and to vote their shares at the annual meeting. As of the Record Date, there were 12,804,645  shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD:

For those stockholders with internet access, we encourage you to vote via the internet, since it is quick, convenient and provides a cost savings to the company. When you vote via the internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card. Internet voting is permitted under Maryland law by Section 2-507(c)(3) of the Maryland General Corporation Law. Alternatively, you may simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by proxy will not limit your right to vote at the annual meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting.

All proxies that have been properly authorized and not revoked will be voted at the annual meeting. If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the nine nominees named herein, FOR the Charter Amendment Proposal, FOR the Adjournment Proposal and, if any other business properly comes before the stockholders for a vote at the annual meeting, your shares will be voted in the discretion of the holders of the proxy.

Your vote is important. You can save the expense of a second mailing by voting promptly.

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Required Vote

 The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum. If a share is represented for any purpose at the annual meeting, it is deemed to be present for quorum purposes and for all other purposes as well. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum. Withheld votes in the election of directors and abstentions in all other items submitted for stockholder approval will not be counted as votes cast.

Election of Directors.  A majority of the votes present in person or by proxy at the meeting is required for the election of the directors.  This means that a director nominee needs to receive more votes for his election than against his election in order to be elected to the board.  Because of this majority vote requirement, withhold votes will have the effect of a vote against each nominee for director.  As described in more detail below, broker non-votes will also have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

Charter Amendment Proposal.  The affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote on the proposal is required to approve the Charter Amendment Proposal.  Abstentions and broker non-votes will have the same effect as votes against the Charter Amendment Proposal.

Adjournment Proposal. The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting, is required to approve the Adjournment Proposal. Accordingly, an abstention or a broker non-vote would have the effect of a vote against the Adjournment Proposal.

Other Matters.  Our board of directors does not presently intend to bring any business before the annual meeting other than the proposals that are identified in the Notice of Annual Meeting of Stockholders, and discussed in this proxy statement.  If other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.  As of the date of this proxy statement, we did not know of any other matters to be raised at the annual meeting.

Broker Non-Votes

A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items when it has not received instructions from the beneficial owner.  A broker that holds shares in “street name” does not have the authority to vote on non-routine items when it has not received instructions from the beneficial owner. Votes for the election of directors and the Charter Amendment Proposal are considered non-routine matters, therefore, absent your instructions, a broker that holds your shares in “street name” will not be permitted to vote your shares in the election of any nominee for director or on the Charter Amendment Proposal or the Adjournment Proposal.  If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes.  If a broker returns a properly executed proxy, but crosses out non-routine matters for which you have not given instructions (a so-called “broker non-vote”), the proxy will have the same effect as a vote AGAINST the election of each of the nine nominees named herein and AGAINST the Charter Amendment Proposal and the Adjournment Proposal.

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the annual meeting by:

•	providing written notice of such revocation to our corporate secretary;

•	signing and submitting a new proxy card with a later date;

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•	authorizing a new proxy by telephone or Internet (only your latest proxy is counted); or

•	voting your shares in person at the annual meeting.

Proxy Solicitation

The solicitation of proxies for the annual meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the annual meeting, we may also solicit proxies by telephone or in person. We have engaged Computershare to assist with the solicitation of proxies in conjunction with the annual meeting. We anticipate that the aggregate fees for these services will be between $25,400 and $27,500. However, the exact cost will depend on the amount and types of services rendered. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our officers and regular employees of our advisor or its affiliates may also solicit proxies, but they will not be specifically compensated for these services. The costs of the proxy solicitation will be borne by us.

Effect of Adjournment of Annual Meeting

If the annual meeting is adjourned due to a lack of a quorum or, if the Adjournment Proposal is approved, to solicit additional proxies, we intend to reconvene the annual meeting as soon as reasonably practical, and in any event within 120 days of the record date. Pursuant to our bylaws, stockholder meetings must be held no more than 120 days following the record date. Your proxy will still be effective and may be voted at the adjourned meeting, and you will still be able to change or revoke your proxy until it is voted at the adjourned meeting, if such meeting occurs within 120 days of the record date.

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PROPOSAL 1
ELECTION OF DIRECTORS

Elect nine directors to hold office for one-year terms expiring in 2014

 The board of directors currently consists of nine members, six of whom (William Bloomer, Romeo Cefalo, Barry Chase, Steven Pearson, Ronald Shuck and James Skorheim) have been determined by the board of directors to be “independent” as that term is defined under our charter, the NASDAQ rules and the rules of the SEC. The board of directors has proposed the following nominees for election as directors, each to serve for a one year term ending at the 2014 annual meeting of stockholders: William Bloomer, Billy Butcher, Romeo Cefalo, Barry Chase, Daniel Decker, Steven Pearson, John Mark Ramsey, Ronald Shuck and James Skorheim. Each nominee currently serves as a director and, if reelected, will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

 We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board of directors chooses to reduce the number of directors serving on the board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ALL NOMINEES TO BE ELECTED AS DIRECTORS.

CERTAIN INFORMATION ABOUT OUR MANAGEMENT

The Board of Directors

The principal occupations and certain other information about the members of our board of directors, each of whom is a nominee for re-election at the 2013 annual meeting of stockholders, are set forth below.

William Bloomer, age 80, is one of our independent directors and the Chairman of our board of directors. Brigadier General Bloomer (U.S. Marine Corps, Retired) has been the Chairman of the Board of Ironhawk Technologies, Inc. (formerly Integrated Data Corporation) since 2003. Ironhawk is a software development company providing the United States military with highly specialized, customizable software solutions. General Bloomer was Chairman of the Board of Trustees for the Emporia State University Foundation from 2007 to 2009 and prior to that, was the Chairman of the Finance Committee for the University’s Foundation. From 1986 to 1990 General Bloomer was a director of the RNC Mutual Fund Group, a group of publicly-held mutual fund companies. From 1986 to 1992 General Bloomer was a director of the RNC Liquid Assets Fund, a publicly-held mutual fund, serving as the Chairman of its board of directors from 1990 to 1992. General Bloomer has held numerous civic leadership positions with the City of Irvine, California, serving as public safety commissioner from 1986 to 1989, finance commissioner from 1989 to 1990 and as a city council member from 1990 to 1993. A highly decorated veteran, General Bloomer retired from 31 years of active military duty, where he was last the commanding general of the Marine Corps Air Station, El Toro and the commander of Marine Corps Air Bases, Western Area. General Bloomer received a Bachelor of Science in Education, with teaching fields in Mathematics and Physics from Emporia State University in Emporia, Kansas. He earned his Master of Science in Management from Rensselaer Polytechnic Institute at Troy, NY.

For the following reasons, the board concluded that General Bloomer should serve as a director. The vast leadership, management and strategic planning experience that General Bloomer has developed through 31 years of active duty service in the U.S. Marine Corps and in subsequent civic capacities are valuable assets to the board of directors. In addition, General Bloomer’s strong financial oversight background in the mutual fund industry has provided him with the requisite corporate finance and accounting skills to serve as a member of our audit committee.

Billy Butcher, age 32, is one of our KKR-selected Directors. is currently employed by Kohlberg Kravis Roberts & Co. L.P. as a Director in its real estate investment business.  Mr. Butcher joined KKR in 2004, and prior to KKR’s establishment of a dedicated real estate investment effort, Mr. Butcher worked in KKR’s corporate private equity business, both in the United States and internationally.

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Prior to joining KKR, Mr. Butcher was employed with Goldman, Sachs & Co. He holds an A.B. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

Mr. Butcher was elected to be one of our directors, and a member of our investment committee, on March 12, 2013 in connection with, and as a condition to, the execution of KKR Equity Commitment, which is discussed in further detail below under the headings “Background of the KKR Equity Commitment” and “Description of KKR Equity Commitment Documents.” Mr. Butcher is an executive officer of Sentinel RE Investment Holdings GP LLC, which is the general partner of the KKR Investor.

Romeo Cefalo, age 63, is one of our independent directors. From 2004 to 2006, Mr. Cefalo was Executive Vice President of Real Estate, Construction and New Store Development for Albertsons Inc. He was responsible for managing Albertson’s real estate operation and $1.5 billion annual capital budget. From 2001 to 2004, Mr. Cefalo was Executive Vice President of Operations for Albertsons. His responsibilities included managing growth planning and capital budgets. Mr. Cefalo received his Master of Business Administration from New Hampshire College in 1984.

For the following reasons, the board concluded that Mr. Cefalo should serve as a director. In addition to his management experience, Mr. Cefalo’s specific knowledge of commercial real estate and related investment and financing activities position him very well to provide the board of directors with valuable industry-specific insight and experience.

Barry Chase, age 57, is one of our independent directors. He has been actively involved in the real estate industry since 1980. Mr. Chase is the Co-Founder and Managing Principal of AVP advisors, a real estate investment management firm for institutional investors. From 2004 to present, Mr. Chase has worked for AVP advisors. From 2002 to 2003, Mr. Chase was a Principal of Platinum Capital advisors, and from 1998 to 2002, he was the Executive Vice President and the President of Koll Development Company’s Western Division, where he developed more than nine million square feet of office, industrial, retail and mixed-use projects.

Prior to joining the Koll Development Company, Mr. Chase held executive level positions with several nationally recognized real estate companies. He served as the President of Cushman Investment and Development Company, and the Executive Vice President, General Counsel and member of the board of directors of Cushman Realty Corporation and as the Executive Vice President — Acquisitions of CT Realty Corporation. Mr. Chase began his real estate career with Sunrise Investment, Inc. As Executive Vice President and General Counsel of Sunrise, Mr. Chase was in charge of property acquisitions/dispositions and capital raising for the firm’s real estate private placements. Mr. Chase attended California State University, Northridge and received his J.D. Degree from the University of San Fernando. He is an inactive member of the California State Bar.

For the following reasons, the board concluded that Mr. Chase should serve as a director. Mr. Chase brings to the board of directors demonstrated management ability at senior levels as well as extensive relevant experience in the commercial real estate industry. Mr. Chase’s legal background provides our board with leadership and consensus-building skills on a variety of matters, including corporate governance.

Daniel A. Decker, age 60, is one of our KKR-selected Directors. He is the President and an owner of CoastWood Senior Housing Partners, LLC (“CW”), an investment firm specializing in seniors housing and related services, which he founded in 2005. In January 2013, CW joined with KKR and Beecken Petty O'Keefe & Company to acquire 100% of the operations of Sunrise Senior Living (NYSE:SRZ), one of the leading operator of assisted living properties in the United States.

Prior to forming CW, Mr. Decker was a partner from 1990 to 2005at The Hampstead Group, LLC, a private equity firm specializing in real estate operating companies. Mr. Decker was an attorney at the law firm of Munsch, Hardt, Kopf & Harr from 1985 to 1990, which he co-founded in 1985. Mr. Decker was an attorney at Winstead, Sechrest & Minick P.C. from 1980 to 1985. Mr. Decker served as a Director of Health Care REIT, Inc. (NYSE:HCN) from October 2011 through August 2012, during which time he served as a member of the Audit, Investment, Nominating/Corporate Governance and Planning Committees. Mr. Decker earned his Bachelor of Business Administration degree in economics in 1979 and his J.D. in 1980, both from the University of Missouri.

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Mr. Decker has been investing in the senior housing industry for nearly 20 years. During that period has been involved in the investment, made through three different public companies, of approximately $2 billion of assets across a spectrum of independent living, assisted living, memory care, and skilled nursing facilities. Mr. Decker’s experience with investment and private equity firms brings a new point of view and base of experience to the board of directors. Mr. Decker was elected to be one of our directors, and a member of our investment committee, on March 12, 2013 in connection with, and as a condition to, the execution of KKR Equity Commitment. Mr. Decker, through an affiliate of KKR, is expected to co-invest with the KKR Investor in us in connection with the KKR Equity Commitment, which is discussed in further detail below under the headings “Background of the KKR Equity Commitment” and “Description of KKR Equity Commitment Documents”.

Steven Pearson, age 65, is one of our independent directors. He is the Executive Vice President, Chief Strategy Officer and a director for DAUM Commercial Real Estate. Mr. Pearson has been with DAUM since June 1997 and serves as a key executive responsible for the planning and execution of the company’s growth initiatives. Prior to his affiliation with DAUM, from July 1991 through May 1997, Mr. Pearson served as Senior Vice President of Coldwell Banker Commercial Affiliates, where he oversaw the design, development, and delivery of all commercial resources for Coldwell Banker.

Mr. Pearson’s background includes 15 years with CB Commercial in Denver, San Francisco and Newport Beach. During his tenure in Denver he was active in the local chapter of the National Association of Industrial and Office Parks (NAIOP) and served as a market expert for several Urban Land Institute (ULI) functions. In San Francisco, Mr. Pearson was a vice president for Coldwell Banker Investment Banking Services. In this capacity, he focused on the analysis of recapitalization or disposition of larger real estate assets or asset portfolios of institutional owners - primarily industrial and office portfolios in Denver and Southern California. In Newport Beach, Mr. Pearson worked as an investment specialist focusing primarily on the analysis and sale of mid-sized institutional property for insurance companies, Savings and Loans, and the RTC. Mr. Pearson earned his Bachelor of Arts in Psychology from Stanford University and earned his MBA in Marketing and Finance from the University of Colorado.

For the following reasons, the board concluded that Mr. Pearson should serve as a director. Mr. Pearson brings to the board over 34 years of diverse experience in commercial real estate, including experience in the areas of investment banking, brokerage, management and financing. His extensive understanding of these aspects of industry provide the board with an invaluable resource for assessing and managing risks and planning corporate strategy In addition Mr. Pearson, provides an important perspective for the board’s discussions regarding our capital and liquidity needs.

John Mark Ramsey, age 42, is our Chief Executive Officer, President and a member of our board of directors, positions he has held since December 2011.  Mr. Ramsey is also Chief Executive Officer and majority owner of our advisor, Sentio Investments, LLC, positions he has held since its formation in December 2011.  Between May 2007 and December 2011, Mr. Ramsey was an owner of, and served as the Chief Executive Officer of Servant Healthcare Investments, LLC (“SHI”), which served as our sub-advisor from May 2008 through July 2011 and as our advisor from July 2011 through December 2011.  During his tenures with Sentio Investments and SHI, Mr. Ramsey has overseen all investment activity for these entities while also developing and maintaining relationships with leaders in the healthcare industry.

Prior to his role with SHI,  Mr. Ramsey served for four years at CNL Retirement Properties, Inc. (“CNL”), now Health Care Property Investors, Inc., (NYSE: HCP), the nation’s largest real estate investment trust focusing exclusively on properties serving the healthcare industry. During his four years as an executive at CNL, Mr. Ramsey served as a senior vice president and executive committee member. In this capacity, Mr. Ramsey managed the Investment Group, and was responsible for implementing and executing the investment strategy in the senior housing and medical facilities’ sectors. During his tenure, CNL closed on over 18,000,000 square feet and $3.1 billion positioning it as the third largest healthcare REIT in the United States, which proved to be a key factor in CNL’s successful merger with HCP.

Before joining CNL in 2003, Mr. Ramsey was co-founder and Senior Vice President of Development and Acquisitions for Superior Residences, Inc. a regional developer, owner/operator of Senior Housing projects with responsibilities for all company development and acquisition activities. He also has extensive investment advising

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experience, having been a Principal and Co-Founder of Weaver, Ramsey & Hershiser, a financial advisory firm specializing in financial management. Prior to that, he served as an Investment Advisor to A.G. Edwards, where he implemented a total financial planning approach with his clients. Mr. Ramsey is a Magna Cum Laude graduate of Florida State University, having earned dual degrees in finance and real estate.

For the following reasons, the board concluded that Mr. Ramsey should serve as a director. As the chief executive officer and president of the company, Mr. Ramsey is the only officer of the company to sit on the board of directors.  As such, Mr. Ramsey is well positioned to provide essential insight and guidance to the board of directors from an inside perspective of the day-to-day operations of the company. Furthermore, his experience and expertise in the healthcare real estate sector and with the acquisition, ownership and operation of senior living facilities and medical facilities are key assets to our board of directors.

Ronald Shuck, age 64, is one of our independent directors. Mr. Shuck has been a shareholder with Moore Stephens Lovelace, P.A, (MSL), an accounting firm, for the past 24 years. Mr. Shuck has been providing services to the senior housing and care industry for over 30 years. His comprehensive financial experience in the healthcare industry includes consulting with clients on corporate governance, strategic planning, market risk and compiling and examining financial forecasts and projections. Mr. Shuck has written articles pertaining to senior housing and care that have been published in the various publications including Wall Street Journal and Forbes Magazine. Mr. Shuck received his Bachelor of Science in Accounting from Kent State University and his Masters in Accounting from the University of Central Florida. Mr. Shuck also serves on the board of directors for the Florida Retirement Housing Council.

For the following reasons, the board concluded that Mr. Shuck should serve as a director. Mr. Shuck brings a key combination of skills overlapping the healthcare and real estate industries. His background and expert knowledge in the areas of corporate governance, risk assessment and strategic planning are key assets to the board of directors. In addition, Mr. Shuck’s strong accounting credentials provide him with the skills and knowledge to serve effectively on our audit committee.

James Skorheim, age 61, is one of our independent directors. He is a CPA, an attorney at law, a Certified Valuation Analyst, a Certified Fraud Examiner and a Certified Forensic Accountant. Since 2005, he has served as a Principal of the firm Skorheim & Associates, an accountancy corporation specializing in financial analysis and valuation in relation to commercial damages and losses. From 2000 to 2005, Mr. Skorheim was a partner in the certified public accounting and business consulting firm of Moss Adams, LLP. Prior to that, he was a partner of Coleman & Grant and Deloitte & Touche LLP.

Mr. Skorheim has testified in over one hundred business litigation cases at both the federal and state levels on a variety of business and financial issues. He has also served as a mediator, arbitrator and accounting neutral in numerous matters. His professional background and experience includes the handling of accounting, tax, financial and estate planning, business consulting, business valuation, risk management and commercial insurance claims services for both small and Fortune 500 companies and their owners and executives. Mr. Skorheim serves as chairman of our audit committee.

For the following reasons, the board concluded that Mr. Skorheim should serve as a director. Mr. Skorheim is an experienced forensic accountant and certified valuation analyst with the requisite skills necessary to lead our audit committee. His background in financial analysis and his substantial experience in commercial real estate investment and operations make him a critical asset, both on our board of directors in general and as the chairman of our audit committee. Mr. Skorheim’s positions have provided him with a wealth of knowledge in dealing with a broad range of financial and accounting matters.

Board Leadership Structure

Since August 2, 2011, William Bloomer, one of our independent directors, has served as chairman of our board of directors. Currently, our board of directors is comprised of (i) six independent directors, (ii) one director, John Mark Ramsey, who is affiliated with our advisor, Sentio Investments, LLC and who is also our chief executive officer and president, and (iii) two directors, Billy Butcher and Daniel Decker, who are associated with the KKR Investor. Our board composition and the corporate governance provisions set forth in our charter ensure strong

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oversight by independent directors. Each of the four standing committees of our board of directors is chaired by an independent director and our audit, compensation and independent directors committees are comprised entirely of independent directors. As chairman of the board of directors, Mr. Bloomer is responsible for chairing board meetings and meetings of shareholders, setting the agendas for board meetings and providing information to the other directors in advance of meetings and between meetings. As chief executive officer, Mr. Ramsey manages our business under the direction of the board of directors and implements our policies as determined by the board of directors. The board of directors has not established a formal policy, one way or the other, on whether the role of the chairman and chief executive officer should be separated. However, the board of directors currently believes that maintaining a structure that separates the roles of the chairman and chief executive officer is the appropriate leadership structure for our company. We do not currently have a policy requiring the appointment of a lead independent director.

The Role of the Board of Directors in our Risk Oversight Process

Management is responsible for the day-to-day management of risks the company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. The entire board regularly reviews information regarding the company’s liquidity, credit, operations and regulatory compliance, as well as the risks associated with each. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The independent directors committee manages risks associated with the independence of the board of directors and potential conflicts of interest involving our advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from officers responsible for oversight of particular risks within the company.

Director Independence

Our charter contains detailed criteria for determining the independence of our directors and requires a majority of the members of our board of directors to qualify as independent. The board of directors consults with our legal counsel to ensure that the board’s independence determinations are consistent with our charter and applicable securities and other laws and regulations. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Sentio Healthcare Properties, our senior management and our independent registered public accounting firm, the board of directors has determined that the majority of our board of directors is comprised of independent directors. Furthermore, although our shares are not listed on a national securities exchange, a majority of the members of our board of directors, and all of the members of our audit committee, independent directors committee and compensation committee are independent under the rules of the NASDAQ stock market.

Nomination of Candidates for Director Positions

We have determined that we are currently better served by having our full board of directors review and consider director nominations. As a result, we currently have no nominating committee; however, pursuant to our charter, our independent directors are responsible for nominating replacements for vacancies resulting from the departure of independent directors. The full board of directors currently participates in the consideration of all other director nominees, with the exception of director nominees that are selected by the KKR Investor pursuant to the terms of the KKR Equity Commitment (the “KKR-selected Directors”). The procedures for nomination and election of the KKR-selected Directors are discussed in detail below under the heading “Description of KKR Equity Commitment Documents – Investor Rights Agreement – Board Representation Rights.” With the exception of the KKR-selected Directors, the board of directors identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board of directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the board of directors identifies the desired skills and experience of a new nominee, if the board of directors determines that it is appropriate to replace the retiring member. The board of directors believes that potential directors should possess sound judgment, understanding of the business issues affecting us, integrity and the highest personal and professional ethics. In searching for potential nominees, the board of directors (or the

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independent directors, if the nomination is for a vacant independent director position) seeks directors who have extensive relevant business, management and civic experience appropriate for assisting the board of directors to discharge its responsibilities. In the case of both incumbent and new directors, the board of directors seeks persons who are able to devote significant time and effort to board and committee responsibilities. In addition, when selecting new nominees for director positions, the board of directors seeks to develop and maintain a board that, as a whole, is strong in its collective knowledge and has a diversity of skills, background and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, industry knowledge and corporate governance.

The board of directors will consider recommendations made by stockholders for director nominees who meet the criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted in accordance with the procedure set forth in the company’s bylaws, and within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below.

Meetings of the Board of Directors and Committees

 During the year ended December 31, 2012, the board of directors met eleven times. During 2012, each of our directors attended at least 75% of the total number of meetings of the board of directors. In addition, each director attended at least 75% of the total number of meetings of any committee on which he served during 2012. We encourage our directors to attend our annual meetings of stockholders and all of them were present telephonically or in person at our 2012 annual meeting of stockholders. Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board of directors has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting. The board of directors has established four permanent committees: the audit committee, the independent directors committee, the compensation committee and the investment committee.

Audit Committee

The audit committee selects the independent public accountants to audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The current members of the audit committee are James Skorheim (Chairman), William Bloomer and Ronald Shuck. The board of directors has determined the James Skorheim, who is an independent director, satisfies the SEC’s requirements for an “audit committee financial expert.” During the year ended December 31, 2012, the audit committee met seven times. The audit committee has adopted a charter, which is included as Appendix A to the proxy materials relating to our 2012 annual meeting of stockholders.

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, a majority of our independent directors, that is, the directors who are not affiliated with our advisor and who otherwise meet the criteria for independence set forth in our charter, approves all transactions between us and our advisor or its affiliates. See “Certain Transactions with Related Persons” below for a discussion of the transactions considered and approved by our independent directors committee since the beginning of 2011. Our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law provided that a majority of our independent directors first determine that the matter at issue is such that the exercise of independent judgment by our advisor could reasonably be compromised. Any conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and a majority of our independent directors. During the year ended December 31, 2012, the independent directors committee met three times. The current members of the independent directors committee are William Bloomer (Chairman), Romeo Cefalo, Barry Chase, Steven Pearson, Ronald Shuck and James Skorheim.

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Compensation Committee

Our compensation committee discharges the board’s responsibilities relating to compensation of our executives. The compensation committee is responsible for administering equity-based awards, if any, to our advisor, selected employees of our advisor and its directors, officers and affiliates based upon recommendations from our advisor and setting the terms and conditions of such awards in accordance with our Employee and Director Incentive Stock Plan, which we describe further below. Our compensation committee also has authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans. . During the year ended December 31, 2012, the compensation committee met one time. The current members of the compensation committee are Romeo Cefalo (Chairman), William Bloomer and James Skorheim. The compensation committee has adopted a charter, which was included as Appendix B to the proxy materials relating to our 2012 annual meeting of stockholders.

Investment Committee

Our investment committee’s basic responsibility is to review the real estate investments proposed to be made by us, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our advisor are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our investment committee must consist of at least three directors, a majority of whom are “independent directors” as defined in our charter. During the year ended December 31, 2012, the investment committee met four times. The current members of the investment committee are Steven Pearson, Ronald Shuck (Co-Chairmen), William Bloomer, Billy Butcher, Romero Cefalo, Barry Chase, Daniel Decker, John Mark Ramsey and James Skorheim.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board of directors by mail at: Chairperson of the Audit Committee of Sentio Healthcare Properties, Inc., 189 South Orange Ave., Suite 1700, Orlando FL 32801. The chairperson of the audit committee will receive all communications made by this means.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our board of directors and our executive officers. The Code of Business Conduct and Ethics can be accessed through our website: www.sentiohealthcareproperties.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website.

Executive Officers

The following individuals serve as of our executive officers:

John Mark Ramsey is our Chief Executive Officer and President. Biographical information for Mr. Ramsey is set forth above.

 Sharon Kaiser, age 68, is our Chief Financial Officer, Treasurer and Secretary, positions she has held since October 2006, November, 2011 and July 2010, respectively.  Ms. Kaiser has overall responsibility for our finance and accounting. Ms. Kaiser served as our President from May 25, 2011 to December 16, 2011.  Effective January 1, 2012, Ms. Kaiser was also appointed Chief Financial Officer of Sentio Investments, LLC, our advisor.

From July 2005 to December 2011, Ms. Kaiser served as the Chief Financial Officer for a number of entities affiliated with Cornerstone Ventures, Inc., the sponsor of our former advisor, including three publicly registered, non-traded real estate funds. Prior to joining the Cornerstone group, Ms. Kaiser was Director of Financial

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Operations for Westfield America, Inc., an owner, manager and developer of regional shopping centers and the American subsidiary of a large retail REIT listed on the Australian stock exchange.  From 1999 to 2002, Ms. Kaiser served as Chief Financial Officer of The StayWell Company, then a subsidiary of Vivendi Universal, and from 1995 to 1999; she served as Chief Financial Officer and Senior Vice President of HemaCare Corporation, a publicly traded biomedical company. Her responsibilities included financial accounting and reporting, information technology, investor relations and human resources, as well as strategic planning and acquisition due diligence and integration. Before joining HemaCare Corporation, Ms. Kaiser served as the Chief Financial Officer of a publicly-traded (AMEX) REIT sponsored by The Koll Company. She started her career with Arthur Andersen and Co., leaving as a senior manager. Ms. Kaiser holds a Bachelor of Science degree in Business Administration from the University of Southern California and has been a Certified Public Accountant since 1981.

Executive Officer Compensation

We have no employees and our executive officers do not receive compensation directly from us for services rendered to us. During 2012, John Mark Ramsey and Sharon Kaiser served as our executive officers and were also officers and employees of Sentio Investments, LLC, our advisor. Mr. Ramsey and Ms. Kaiser were compensated by our advisor, in part, for services that they provided to us. Pursuant to the terms of the advisory agreement in effect with our advisor during 2012, we were not required to reimburse our advisor for any personnel costs incurred by our advisor to its employees, including any compensation paid by our advisor to Mr. Ramsey and Ms. Kaiser. A description of the nature and amounts of fees that we paid to our advisor during 2012 is found under “Certain Transactions With Related Persons – Our Relationship with our Advisor during 2012.”

During 2011, Terry Roussel and Ms. Kaiser served as our executive officers and were also officers of Cornerstone Leveraged Realty Advisors, LLC, our former advisor, and its affiliates, and were compensated by these entities, in part, for their services to us. Pursuant to the terms of the advisory agreement in effect with our former advisor during 2011, we reimbursed our former advisor for expenses incurred on our behalf, which expenses included salary reimbursements for the portion of Mr. Roussel’s and Ms. Kaiser’s salaries allocated to us for their services provided to us. A summary of these reimbursed amounts is included in the table below. A description of the nature and amounts of other fees that we paid to our former advisor and its affiliates is found under “Certain Transactions With Related Persons – Our Relationships with our Former Advisor and Dealer Manager during 2011.” Mr. Ramsey, who was appointed as our Chief Executive Officer and President on December 16, 2011, was not an affiliate of our former advisor and did not receive compensation reimbursements from us during 2011.

The following table shows compensation reimbursements, if any, we made to our current and former advisors or their respective affiliates for portions of the compensation of Mr. Ramsey, Ms. Kaiser and Mr. Roussel allocated to us during the years ended December 31, 2012 and 2011.

Name and Principal Position	Year(1)	Salary	Bonus	Total

John Mark Ramsey(2)	2012	$—	$—	$—
President and Chief Executive Officer	2011	$—	$—	$—
(commencing December 16, 2011)

Sharon Kaiser	2012	$—	$—	$—
Chief Financial Officer, Treasurer, Secretary	2011	$224,000	$—	$224,000
President (May 25, 2011 – December 16, 2011)

Terry Roussel(3)	2012	$—	$—	$—
President and Chief Executive Officer	2011	$173,000	$—	$173,000
(through May 22, 2011)

(1) No reimbursements for executive officer salaries were made during 2012. All amounts paid during 2011 were reimbursed to our former advisor, Cornerstone Leveraged Realty Advisors, LLC. As discussed above we have no obligation to reimburse our current advisor, Sentio Investments, LLC, for personnel costs incurred by the advisor.

(2) Mr. Ramsey, who was appointed as our Chief Executive Officer and President on December 16, 2011, was not affiliated with Cornerstone Leveraged Realty Advisors, LLC, our former advisor, and did not receive compensation reimbursements during 2011.

(3) Mr. Roussel resigned as president, chief executive officer and chairman of our board of directors in May 21, 2011. He remained a member of board of directors until July 29, 2011, when he resigned from that position as well. Mr. Roussel is not affiliated with our current advisor.

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Director Compensation

If a director is also one of our executive officers, we do not pay any compensation for services rendered as a director. The amount and form of compensation payable to directors who are neither our executive officers nor affiliates of our advisor (such directors our “outside directors”) for their service to us is determined by our board of directors, based upon information provided by our advisor. Mr. Ramsey, who manages and controls our advisor, is involved in advising on the compensation to be paid to our outside directors.

We have provided below certain information regarding compensation paid to our directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation	Total ($)
William Bloomer	$37,000	$—	$37,000
Romeo Cefalo	30,500	—	30,500
Barry Chase	31,250	—	31,250
Steven Pearson	32,250	—	32,250
John Mark Ramsey (1)	—	—	—
Ronald Shuck	34,250	—	34,250
James Skorheim	38,750	—	38,750

(1)	Directors who are either (i) our executive officers, or (ii) affiliated with our advisor, do not receive compensation for services rendered as a director.

We pay each of our outside directors for attending board and committee meetings as follows:

•	$3,000 per regular board meeting attended in person or by teleconference. We expect to hold four regular board meetings per year.

•	$750 per special board meeting attended in person or by teleconference. The special board meeting fee will apply to any board meeting called by our officers that is not a regular board meeting.

•	$1,000 per committee meeting attended.

•	An additional committee chair fee of $500 per meeting for the chair of the audit committee.

•	An additional committee chair fee of $250 per meeting for the respective chairs of the compensation, investment and independent directors committees.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.

Equity-Based Compensation

We have adopted an Employee and Director Long-Term Incentive Plan to (i) provide incentives to individuals chosen to receive share-based awards because of their ability to improve operations and increase our profits; (ii) encourage selected persons to accept or continue employment with us or our Advisor or one of our other affiliates; and (iii) increase the interest of our independent directors in our welfare through their participation in the growth in the value of our common stock. The total number of shares of common stock we have reserved for issuance under the Employee and Director Long-Term Incentive Plan is equal to 10% of our outstanding shares at any time. No awards have been granted under the plan. In connection with the registration of our public offering, which is currently suspended, we have undertaken not to issue options to our independent directors, either pursuant to the Employee and Director Long-Term Incentive Plan or any successor plan, unless we also make options available to the public on the same terms. We have no timetable for the grant of any awards under the Employee and Director Long-Term Incentive Plan. Our Employee and Director Long-Term Incentive Plan was approved prior to the commencement of our ongoing public offering by our board of directors and initial stockholder.

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OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of March 14, 2013, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 12,804,645 shares of common stock outstanding as of March 14, 2013.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
John Mark Ramsey	—	*
Sharon Kaiser	—	—
William Bloomer	2,901	*
Billy Butcher	—	—
Romeo Cefalo	—	—
Barry Chase	—	—
Daniel Decker	—	—
Steven Pearson	—	—
Ronald Shuck	—	—
James Skorheim	—	—
All current directors and executive officers as a group (10 persons)	2,901	*

* Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 14, 2013. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. None of the securities listed are pledged as security.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer and individual beneficially owning more than 10% of a registered security of us to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of us with the SEC. Based solely upon our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to the year ended December 31, 2012.

Equity Compensation Plan Information

The following table provides summary information about securities issuable under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	$—	(1)

Equity compensation plans not approved by security holders	—	—	—

Total	—	—	(1)

(1)	The number shares authorized for issuance pursuant to the Employee and Director Long-Term Incentive Plan is equal to 10% of our outstanding stock at any time. As discussed above under the heading “Certain Information About Our Management – Equity-based Compensation” no awards have been granted under the plan and we have no timetable for the grant of any awards under the Employee and Director Long-Term Incentive Plan.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as alternative treatments. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from us and our management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accountant’s communications with the audit committee concerning independence. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from us and our management.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC. The Audit Committee has selected our independent registered public accounting firm. The following directors, who constitute the Audit Committee, provide the foregoing report.

March 27, 2013	The Audit Committee of the Board of Directors

James Skorheim (Chairman), William Bloomer and Ronald Shuck

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (“KPMG”) audited our financial statements for the year ended December 31, 2012. Furthermore, our audit committee has engaged KPMG as our independent auditor to audit our financial statements for the year ended December 31, 2013. KPMG reports directly to our audit committee. One or more representatives of KPMG have been invited and are expected to be present at the 2013 Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Deloitte and Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) audited our consolidated financial statements for the years ended December 31, 2011 and 2010. Deloitte & Touche reported directly to our audit committee.

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The audit committee of our board of directors dismissed Deloitte & Touche as our independent registered public accounting firm on September 6, 2012 and engaged KPMG to serve as our independent registered public accounting firm on September 11, 2012. We previously filed a current report on Form 8-K on September 11, 2012 acknowledging this change.

The audit reports of Deloitte & Touche on the consolidated financial statements of the Company as of and for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of our consolidated financial statements for the fiscal years ended December 31, 2011 and 2010, and through September 6, 2012, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the same period, there were no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During our fiscal years ended December 31, 2011 and 2010 and through the date we engaged KPMG, we did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The audit committee reviewed the audit and nonaudit services performed by KPMG and Deloitte & Touche, as well as the fees charged by KPMG and Deloitte & Touche for such services. In its review of the nonaudit service fees, the audit committee considered whether the provision of such services was compatible with maintaining the independence of KPMG and Deloitte & Touche.

The following table presents the aggregate fees billed to us for the years ended December 31, 2012 and 2011 by our principal accounting firms:

Services	2012	2011
Audit Fees – Deloitte & Touche(1)	$434,000	$522,000
Audit Fees – KPMG(1)	125,000	—
Audit-Related Fees – Deloitte & Touche(2)	38,000	39,000
Audit-Related Fees – KPMG(2)	61,000	—
Tax Fees – Deloitte & Touche(3)	193,000	174,000
Tax Fees – KPMG(3)	—	—
All Other Fees – Deloitte & Touche(4)	—	—
All Other Fees – KPMG(4)	2,000	—
Total	$853,000	$735,000

(1)	Audit fees billed in 2012 and 2011 consisted of the audit of our annual consolidated financial statements, a review of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC.

(2)	Audit-related fees billed in 2012 and 2011 consisted of statutory and regulatory audits and financial accounting and reporting consultations.

(3)	Tax services billed in 2012 and 2011 consisted of tax compliance and tax planning and advice.

(4)	All Other Fees billed in 2012 and 2011 consisted of charges for the use of a KPMG research tool in 2012.

The audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC which are approved by the audit committee prior to the completion of the audit.

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CERTAIN TRANSACTIONS WITH RELATED PERSONS

The independent directors committee has reviewed the material transactions between our affiliates and us during our two most recently completed fiscal years, as well as any such currently proposed transactions. Based upon the independent directors committee’s review of these transactions and of the fees paid to affiliates of the company during this period, the independent directors committee believes that all of the transactions have been fair and reasonable to the company and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Set forth below is a description of such transactions and our policy regarding the review and approval of transactions involving affiliates.

Currently Proposed Transactions

KKR Equity Commitment

On February 10, 2013 (the “Commitment Effective Date”), we entered into a series of agreements with Sentinel RE Investment Holdings LP (the “KKR Investor”), an affiliate of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) for the purpose of obtaining up to a $150 million equity commitment to be used to finance future real estate acquisitions (such agreements, collectively, are referred to herein as the “KKR Equity Commitment”). Pursuant to the KKR Equity Commitment, we may issue and sell to the KKR Investor and its affiliates on a private placement basis from time to time over a period of two to three years, up to $150 million in aggregate issuance amount of shares of newly issued Series A Preferred Stock, newly issued Series C Preferred Stock and newly issued Series B Convertible Preferred Units of our operating partnership. The terms of the KKR Equity Commitment and the related agreements and securities are described in further detail herein under the heading “Description of KKR Equity Commitment Documents.”

Billy Butcher, who was elected to be one of our directors on March 12, 2013 in connection with, and as a condition to, the execution of KKR Equity Commitment, and who is a nominee for reelection at the annual meeting of stockholders, is an executive officer of Sentinel RE Investment Holdings GP LLC, which is the general partner of the KKR Investor. Mr. Butcher is also employed by KKR as a Director in its Real Estate business.

Daniel Decker was also elected to be one of our directors on March 12, 2013 in connection with, and as a condition to, the execution of KKR Equity Commitment. Mr. Decker is a nominee for reelection at the annual meeting of stockholders. Mr. Decker is associated with the KKR Investor and KKR. Mr. Decker, through an entity that he owns, is expected to co-invest with the KKR Investor in us in connection with the KKR Equity Commitment.

Transition Agreement

In connection with entering into the KKR Equity Commitment, we also entered into a Transition to Internal Management Agreement (the “Transition Agreement”), with Sentio Investments, LLC (referred to herein as our advisor or “Sentio Investments”) and the KKR Investor. The Transition Agreement sets forth the terms for a transition to an internal management structure for our company. The Transition Agreement requires that, unless the parties agree otherwise or certain third party consents cannot be obtained in time, the existing external advisory structure will remain in place upon substantially the same terms as currently in effect (as modified by the Transition Agreement) for a period of two years from the Commitment Effective Date, upon which time the advisory function will be internalized in accordance with procedures set forth in the Transition Agreement. Under certain circumstances, the external advisory structure could be retained for up to four years from the Commitment Effective Date, subject to annual renewals of the advisory agreement in accordance with the requirements of the company’s governing documents, at the end of which time the advisory function will be internalized in accordance with the Transition Agreement.

John Mark Ramsey, our Chief Executive Officer, President and a member of our board of directors, is also the Chief Executive Officer and majority owner of Sentio Investments. Sharon Kaiser, our Chief Financial Officer, Treasurer and Secretary, is also an executive officer and an employee of Sentio Investments.

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The Transition Agreement limits the amount of the fees currently payable under our existing advisory agreement with Sentio Investments. Specifically, notwithstanding the provisions of the advisory agreement, acquisition fees, financing coordination fees, asset management fees, property management and leasing fees, and disposition fees payable under the advisory agreement will be limited to an amount no more than (1) $3.2 million plus an excess amount of $3.2 million (the “Excess Amount”) during the one-year period following the Commitment Effective Date, and (2) $3.2 million plus any remaining portion of the Excess Amount during the period from the first to the second anniversary of the Commitment Effective Date. The maximum aggregate amount of such fees payable to the advisor during this period under these limits will be $9.6 million (the “Maximum Fee Amount”). In addition, in the event the existing external advisory structure is extended a third or a fourth year following the Commitment Effective Date, similar limits will apply to the aggregate fees the advisor can earn during those periods, subject to proration if an internalization occurs during the course of the third or fourth term (the “Maximum Extension Fee Amount”).

Upon the satisfaction of certain conditions, the Transition Agreement will also effect amendments to the advisory agreement to modify the terms of the subordinated incentive fees to which our advisor may be entitled under certain circumstances. Specifically, the Transition Agreement provides for the following possible incentive amounts to be payable to our advisor:

•	Subordinated Sales and Financings Promote. A subordinated sales and financings promote may be payable to the advisor upon a distribution to holders of shares of our common stock outstanding as of the Commitment Effective Date (the “Legacy Common Shares”) resulting from a sale and financing of one or more of our assets, which will be determined and paid as an amount of shares of common stock equal to the ratio of:

o	10% of the amount, if any, by which (A) the sum of (i) the number of Legacy Common Shares times the per share cash distributions to the holders of the Legacy Common Shares in respect of cash from sales and financings, plus (ii) the total amount of all previous dividends or distributions paid on the Legacy Common Shares since the date of the inception of the company’s initial public offering; exceeds (B) the sum of (x) the total invested capital for the Legacy Common Shares and (y) the amount required to pay stockholders a 7% cumulative, non-compounded return from inception of the company’s initial public offering through the date of the closing of the applicable sale or financing on the Legacy Common Shares;

over:

o	the net asset value per share of common stock as of the closing of the applicable sale or financing (as defined in the Transition Agreement).

However, if the subordinated sales and financings promote is payable as the result of a sale of all or substantially all of the assets of the company, then the promote will be paid in cash rather than shares of common stock.

•	Subordinated Internalization Promote. In connection with a termination of the advisory agreement upon consummation of an internalization, the advisor may be entitled to a subordinated internalization promote determined and paid on the third anniversary of the Commitment Effective Date (unless delayed in accordance with the Transition Agreement), in an amount consisting of the sum of:

o	a cash payment equal to 40% of:

▪	10% of the amount, if any, by which (A) the sum of (i) the number of Legacy Common Shares times the per share net asset value on the determination date, plus (ii) the total amount of dividends or distributions paid on the Legacy Common Shares from date from inception of the company’s initial public offering through the determination date; exceeds (B) the sum of (x) the total invested capital for the Legacy Common Shares and (y) the amount required to pay stockholders a 7%

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cumulative, non-compounded return from inception of the company’s initial public offering through the determination date on the Legacy Common Shares (such amount, the “Subordinated Internalization Cash Amount”); and

o	an amount of shares of common stock equal to the ratio of:

▪	60% of the Subordinated Internalization Cash Amount;

over:

▪	the net asset value per share of common stock as of the determination date (as defined in the Transition Agreement).

However, in the event the common stock is listed on a national stock exchange as of the determination date, the amount of the subordinated internalization promote will be determined by reference to the market value of a share of common stock (as defined in the Transition Agreement), rather than the net asset value. Furthermore, the amount of the subordinated internalization promote will be reduced by the amount of any subordinated sales and financings promote previously earned by our advisor.

•	Subordinated Performance Fee Due Upon Termination. If (1) we terminate the advisory agreement prior to an internalization for any reason other than a material breach by the advisor, (2) the advisory agreement is not renewed (other than in connection with an internalization) because we are unwilling to renew the agreement on substantially similar terms, or (3) the advisor terminates the advisory agreement prior to an internalization because of a material breach by us, then, we will pay the advisor a subordinated performance fee due upon termination, payable in the form of a promissory note bearing simple interest at a rate of 5% per annum, in a principal amount equal to:

o	10% the amount, if any, by which (A) the sum of (i) the product of the Legacy Common Shares times the per share net asset value at the termination date and (ii) total distributions (excluding any stock dividend and distributions paid on shares of common stock redeemed by the company) paid on the Legacy Common Shares through the termination date, exceeds (B) the sum of (i) the total invested capital for the Legacy Common Shares and (ii) the total distributions required to be made to the Legacy Common Shares in order to pay stockholders a 7% cumulative, non-compounded return from inception of the company’s initial public offering through the termination date;

less any prior payment to our advisor of a subordinated sales and financings promote.

Upon the internalization date established pursuant to the Transition Agreement, we will acquire all of the Advisor’s assets that are reasonably necessary for the management and operation of our business (we refer to such a transaction as an internalization). If the internalization occurs, as currently contemplated, immediately following the second anniversary of the Commitment Effective Date, then the consideration payable to our advisor upon internalization will be the remaining portion of the Maximum Fee Amount, if any, not previously paid to the advisor. If the internalization date is delayed under certain circumstances and the internalization occurs during the third or the fourth year following the Commitment Effective Date, then the consideration payable to our advisor upon internalization will be the remaining portion of the Maximum Fee Amount and the Maximum Extension Fee Amount, if any, not previously paid to the advisor (subject to proration for a partial term). On or prior to the internalization date, our advisor will facilitate our efforts to hire the employees of the advisor. With respect to certain key persons, we will be required to enter into employment agreements based upon market terms established in consultation with an independent compensation consultant. The KKR Investor will have the right to consent to our hiring of all key personnel.

In connection with entering into the Transition Agreement, we and our advisor have generally agreed not to terminate the advisory agreement without the prior consent of the KKR Investor.

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Our Relationship with our Advisor during 2012

On December 22, 2011 we executed an advisory agreement with our current advisor, Sentio Investments which took effect on January 1, 2012 for a one year term ending December 31, 2012. The advisory agreement was renewed on substantially similar terms for an additional one-year term commencing January 1, 2013. However, with respect to the current term of the advisory agreement, certain provisions summarized below have been modified as a result of the execution of the Transition Agreement on February 10, 2013, as described above under “Currently Proposed Transactions – Transition Agreement.”

As noted above, Mr. Ramsey is the Chief Executive Officer and majority owner of Sentio Investments, and Ms. Kaiser is an executive officer and an employee of Sentio Investments.

Pursuant to the terms of the advisory agreement, Sentio Investments, as advisor, is responsible for managing, operating, directing and supervising the operation of our company and its assets. Generally, Sentio Investments is responsible for providing us with (i) property acquisition, disposition and financing services, (ii) asset management and operational services, including real estate services and financial and administrative services, (iii) stockholder services, and (iv) in the event we conduct a public offering of our securities, offering-related services. Sentio Investments is subject to the supervision and ultimate authority of our board of directors and has a fiduciary duty to our company and its stockholders.

The fees and expense reimbursements payable to Sentio Investments under the advisory agreement are summarized below.

Offering Stage Fees and Expenses:

•	In the event that our board of directors determines that it is advisable and in our best interests to conduct an offering of our securities, Sentio Investments will be responsible for managing and supervising such offering activities and will be entitled to be reimbursed for organizational and offering costs paid by Sentio Investments on our behalf from the proceeds of such offering. Organizational and offering costs consist of all expenses (other than sales commissions and the dealer manager fees) to be paid by us in connection with our offerings, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses. However, Sentio Investments will be required to reimburse us to the extent that our organization and offering expenses are in excess of 15% of gross offering proceeds at the conclusion of such offering. During the year ended December 31, 2012, Sentio Investments incurred no organization and offering expenses on our behalf.

Acquisition and Operating Stage Fees and Expenses:

•	We are obligated to pay Sentio Investments acquisition fees in an amount equal to 1.0% of the sum of the amount actually paid or allocated to the purchase, development, construction or improvement of an investment, inclusive of the acquisition expenses associated with such investment, and the amount of any debt attributable to such investment. With respect to acquisitions made through a joint venture in which the company is a co-venturer, the acquisition fee payable to Sentio Investments will be equal to 1.0% of the company’s allocable portion of the amount actually paid or allocated to the purchase, development, construction or improvement of the investment, inclusive of the acquisition expenses associated with such investment, and the company’s allocable portion of any debt attributable to such investment. An acquisition fee will be payable to Sentio Investments at the time we acquire the related investment. In addition, we are required to reimburse Sentio Investments for direct costs Sentio Investments incurs and amounts Sentio Investments pays to third parties in connection with the selection and acquisition of potential investments, whether or not we ultimately acquire them. During the year ended December 31, 2012, Sentio Investments earned approximately $0.5 million of acquisition fees from us and incurred no acquisition expenses on our behalf.

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•	We are not required to reimburse Sentio Investments or its affiliates for any of their costs or expenses that are not directly attributable to our business, including without limitation (i) any personnel costs incurred by Sentio Investments to its employees, and (ii) any costs related to Sentio Investments’ rent, utilities and general overhead. We are responsible for paying directly or reimbursing Sentio Investments for costs that are directly attributable to our business.

•	Under the advisory agreement, Sentio Investments must restrict total operating expenses for the preceding four consecutive fiscal quarters, as determined at the end of each fiscal quarter, to the greater of 2% of the company’s Average Invested Assets (as defined in the advisory agreement) or 25% of the Company’s net income for such period (the “2%/25% Guidelines”), unless the independent directors committee determines that a higher level of expenses is justified, based on unusual and non-recurring factors which it deems sufficient. If the independent directors committee does not approve such excess as being so justified, the advisory agreement requires that any Excess Amount paid to Sentio Investments during a fiscal quarter shall be repaid to us. In addition, our charter provides that, if the independent directors committee does not determine that the Excess Amount is justified, Sentio Investments shall reimburse us the amount by which the aggregate annual expenses paid to Sentio Investments during the four consecutive fiscal quarters then ended exceed the 2%/25% Guidelines. For the four quarters ended December 31, 2012, our management fees and expenses and operating expenses totaled $4.1 million. This amount exceeded the greater of 2% of our average invested assets and 25% of our net loss by $0.1 million. Our independent directors committee determined that the $0.1 million of the excess amount was justified as unusual and non-recurring due to our transition to a new advisor in 2012.

•	Subject to compliance with the 2%/25% Guidelines, we are obligated to pay Sentio Investments a financing coordination fee for services rendered by Sentio Investments in connection with the refinancing of any of our debt obligations in an amount equal to 0.5% of the gross amount of any such refinancing, provided however, that Sentio Investments will not be entitled to a financing coordination fee in connection with the refinancing of debt obligations secured by any particular asset that was subject to a refinancing in connection with which Sentio Investments received a financing coordination fee within the immediately preceding three year period. Any such financing coordination fee is payable to Sentio Investments upon the closing of the related refinancing. During the year ended December 31, 2012, Sentio Investments earned approximately $0.3 million of financing coordination fees from us.

•	Subject to compliance with the 2%/25% Guidelines, we are obligated to pay Sentio Investments a monthly asset management fee in an amount equal to one-twelfth of 1.0% of our assets under management, calculated on a monthly basis as of the last day of each month. Additionally, subject to compliance with the 2%/25% Guidelines, with respect to fiscal quarters in which distributions declared to stockholders and cash available for distribution for such fiscal quarter are each at least $0.125 per share, we are also obligated to pay Sentio Investments a quarterly bonus asset management fee equal to the lesser of (i) one-fourth of 0.15% of our assets under management, calculated on a quarterly basis as of the last day of the quarter, or (ii) $150,000. During the year ended December 31, 2012, Sentio Investments earned approximately $2.2 million of asset management fees from us.

•	If we retain Sentio Investments or one of its affiliates to manage or lease any of our properties, we will pay Sentio Investments or such affiliate a market-based fee in accordance with a separately negotiated property management, leasing and development agreement to be approved by the independent directors committee, which agreement may provide for fees similar to what other management or leasing companies generally charge for the management or leasing of similar properties, and which may include reimbursement for the costs and expenses Sentio Investments or its affiliates incurs in managing or leasing our properties. During the year ended December 31, 2012, we did not pay any such fees to Sentio Investments.

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Listing/ Liquidation Stage Fees and Expenses:

•	If Sentio Investments or one of its affiliates provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors committee) in connection with the sale of one or more of our properties, other than a sale in connection with a transaction in which we sell, grant, convey or relinquish our ownership of all or substantially all of our assets, we would be required to pay Sentio Investments or such affiliate at closing a disposition fee equal to the lesser of (i) 1.0% of the sales price of such property or properties, or (ii) one-half of the competitive real estate commission in light of the size, type and location of the property. The disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by us for each property shall not exceed an amount equal to the lesser of (i) 6.0% of the aggregate contract sales price of each property or (ii) the competitive real estate commission for each property. During the year ended December 31, 2012, we did not pay any disposition fees to Sentio Investments.

•	As described in further detail above under “Currently proposed Transactions – Transition Agreement,” under certain circumstances, Sentio Investments may be entitled to incentive fee amounts upon a listing or liquidation of the company, or upon a termination of the advisory agreement. During the year ended December 31, 2012, we did not pay any incentive fees to Sentio Investments.

Fee Credit

Subject to our rights of first refusal described below, Sentio Investments may advise other owners or prospective owners of assets in the healthcare sector and earn fees for such efforts. However, in the event that a third party owner contracts with Sentio Investments for the provision of advisory services, Sentio Investments will be required to reduce the fees that we pay pursuant to the advisory agreement as follows: (A) if the contractual fees to be paid by such third party owner to Sentio Investments are, on a percentage basis, greater than or equal to 90% of the corresponding or analogous fees charged to us, then Sentio Investments will reduce the amount of fees charged to us by a dollar amount equal to 50% of the corresponding or analogous fees actually paid to Sentio Investments by such third party owner; and (B) if the contractual fees to be paid by such third party owner to Sentio Investments are, on a percentage basis, less than 90% of the corresponding or analogous fees charged to us, then Sentio Investments will reduce the dollar amount of fees charged to us by an amount equal to 25% of the corresponding or analogous fees actually paid to Sentio Investments to such third party owner.

Under the advisory agreement, Sentio Investments has granted us an irrevocable right of first refusal to acquire any investment opportunity in the healthcare sector identified by or on behalf of Sentio Investments until such time as we have made investments following the effective date of the advisory agreement in an aggregate amount of at least $20,000,000 plus the proceeds, if any, from the refinancing of property we own as of the effective date. During the period that such right of first refusal is effective, Sentio Investments will be obligated to present every investment opportunity involving the healthcare sector to us. If we decline to pursue an investment opportunity presented by Sentio Investments, or otherwise fail to complete the acquisition of such an investment opportunity within a prescribed time period, then, subject to applying the fee credit described above, Sentio Investments will have the right to pursue such investment opportunity in any manner it chooses and with any source of capital that it chooses.

Term and Termination

The advisory agreement with Sentio Investments has a one-year term. The advisory agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. The advisory agreement may be terminated by us or by Sentio Investments without cause and without penalty upon 60 days written notice to the other party. Either party may terminate the agreement immediately in the event that the other party (i) commences bankruptcy or similar insolvency proceedings, or (ii) commits a material breach of the agreement which is not cured within 30 days after written notice from the non-breaching party, or which the non-breaching party reasonably determines cannot be cured within 30 days.

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Our Relationships with our Former Advisor and Former Dealer Manager during 2011

During the year ended December 31, 2011, Terry Roussel, our then-Chairman, Chief Executive Officer and President, was also the Chief Executive Officer and a Director of our former advisor, Cornerstone Leveraged Realty Advisors, LLC. During this period, Mr. Roussel was also the President, Chief Executive Officer, a Director and the majority shareholder of Cornerstone Ventures, Inc., the managing member of the sole member of our former advisor. In addition, Mr. Roussel was the majority shareholder of Pacific Cornerstone Capital, Inc., which served as the dealer manager for our initial and follow-on public offerings.

During 2011, we paid fees to our former advisor for services provided to us pursuant to an advisory agreement (the “2011 Advisory Agreement”) and we paid fees and commissions to Pacific Cornerstone Capital, Inc. pursuant to a dealer manager agreement. On July 29, 2011, we entered into an Omnibus Agreement (the “Omnibus Agreement”) with our former advisor, Cornerstone Ventures, Inc., CIP Leveraged Fund Advisors, LLC, Servant Healthcare Investments, LLC (our former sub-advisor) and Terry Roussel, individually, which provided for a number of significant changes to our relationships with our former advisor and our former sub-advisor and their respective affiliates, including the amounts of fees and reimbursements payable to our former advisor. The fees that we paid to our former advisor and dealer manager during 2011 are summarized below.

Offering Stage Fees and Expenses:

•	We were obligated to pay sales commissions to Pacific Cornerstone Capital of up to 7% of the gross offering proceeds from our primary offering, some or all of which were re-allowed to participating brokers. We were also obligated to pay dealer manager fees to Pacific Cornerstone Capital of up to 3% of the gross offering proceeds from our primary offering, some or all of which were re-allowed to participating brokers. During the year ended December 31, 2011, we incurred approximately $1.4 million in sales commissions and dealer manager fees, a substantial portion of which was re-allowed by Pacific Cornerstone Capital to third party broker-dealers.

•	We were obligated to reimburse our former advisor or its affiliates for organization and offering expenses (including bona fide due diligence expenses) of up to 3.5% of gross offering proceeds from our primary offering. However, upon the execution of the Omnibus Agreement, we forgave $0.8 million of organization and offering costs in excess of the 3.5% of gross offering proceeds advanced to our former advisor pursuant to the advisory agreement. During the year ended December 31, 2011, the advisor and its affiliates incurred on our behalf organizational and offering costs totaling approximately $0.5 million, all of which has been reimbursed to our former advisor.

Acquisition and Operating Stage Fees and Expenses:

•	The 2011 Advisory Agreement required us to pay property acquisition fees to our former advisor or its affiliates in an amount equal to 2% of the cost of investments for acquisition, including any debt attributable to such investments. A portion of the acquisition fee in an amount equal to 2% of gross offering proceeds was paid upon receipt of such gross offering proceeds in our public offerings, and the balance of the acquisition fee was paid at the time we acquired a property. The 2011 Advisory Agreement also required us to reimburse acquisition expenses to our former advisor and its affiliates for direct costs incurred and amounts paid to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. During the year ended December 31, 2011, our former advisor earned approximately $0.5 million of acquisition fees from us and incurred no acquisition expenses on our behalf.

•	Prior to the execution of the Omnibus Agreement, the 2011 Advisory Agreement required us to pay our former advisor a monthly asset management fees equal to one-twelfth of 1% of the book values of our assets invested, directly or indirectly, in real estate before non-cash reserves, plus direct and indirect costs and expenses incurred by our former advisor in providing asset management services, including personnel and related employment costs related to providing asset management services on our behalf and amounts paid by our former advisor to the sub-advisor, Servant Healthcare Investments,

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LLC for portfolio management services provided on our behalf. Upon the execution of the Omnibus Agreement, the asset management fee payable to our former advisor was reduced to a maximum annual rate of 0.5% of average invested assets and a separate asset management fee payable to the sub-advisor at a maximum annual rate of 0.25% of average invested assets was added. During the year ended December 31, 2011, our former advisor earned $0.9 million in asset management fees from us and we reimbursed our former advisor for approximately $0.8 million of direct and indirect costs incurred by our former advisor in providing asset management services to us.

•	The 2011 Advisory Agreement required us to reimburse our former advisor for operating expenses including our former advisor’s direct and indirect cost of providing administrative services. Under the 2011 Advisory Agreement, our former advisor was required to restrict its total operating expenses for the preceding four consecutive fiscal quarters, as determined at the end of each fiscal quarter, to the greater of 2% of our average invested assets or 25% of our net income for such period (the “2%/25% Guidelines”), unless the independent directors committee of our board of directors determined that a higher level of expenses (an “Excess Amount”) was justified, based on unusual and non-recurring factors. The total operating expenses included operating expenses incurred by both our former advisor and our former sub-advisor. The former advisor was required to estimate and submit all of its reasonable direct internal expenses on a semi-monthly basis for the prior approval of the independent directors committee and/or its financial advisor. The former advisor was required to submit any operating expenses which it deemed unusual and non-recurring to the independent directors committee, after review by the committee’s financial advisor, for the committee’s determination of whether such expenses were justified prior to any payment thereof. For the year ended December 31, 2011 our operating expenses totaled $5.9 million. This amount exceeded the 2%/25% Guidelines by $2.8 million. Our independent directors committee determined that $1.7 million of the Excess Amount was justified as unusual and non-recurring due to our former advisor’s exploration of strategic alternatives for the Company. The remaining Excess Amount was forgiven by us in connection with the execution of the Omnibus agreement on July 29, 2011.

Listing/ Liquidation Stage Fees and Expenses:

•	Prior to the execution of the Omnibus Agreement, the advisory agreement provided required us to pay property disposition fees to our former advisor or its affiliates, if our former advisor or its affiliates performed substantial services in connection with property sales, of up to 3% of the price of the properties sold. Upon the execution of the Omnibus Agreement, the disposition fee payable to our former advisor was reduced to 0.25% of the sales price of properties sold and a separate disposition fee to the sub advisor of 1% of the sales price of properties sold was added. No properties were sold in 2011, consequently, during the year ended December 31, 2011, we did not pay any disposition fees to our former advisor or to our sub advisor. Pursuant to the Omnibus Agreement, no fees, other than the property disposition fee described above, including any incentive fees or subordinated participations in cash flows, were due to the former advisor upon the sale of our properties or the termination of the 2011 Advisory Agreement.

Our Relationship with our Former Sub-Advisor during 2011

John Mark Ramsey, our Chief Executive Officer, President and member of our board of directors, was, during 2011, the Chief Executive Officer and an owner of SHI, which served as our sub-advisor from 2008 through 2011. Mr. Ramsey resigned as an officer of SHI and surrendered all ownership interest in that entity on December 22, 2011 and ceased his employment relationship with SHI on December 31, 2011. Through July 29, 2011, SHI provided sub-advisory services to us indirectly through a relationship and a sub-advisory agreement originally entered into on May 19, 2008 with our former advisor, Cornerstone Ventures, Inc. and CIP Leveraged Fund Advisors, LLC (together, the “Cornerstone Entities”). In connection with the execution of the Omnibus Agreement described above, the Cornerstone Entities assigned to us all of their rights and obligations under the sub-advisory agreement with SHI. As a result, from July 29, 2011 through December 31, 2011 we contracted directly with SHI for sub-advisory services. The fees that we paid to SHI during 2011 following the execution of the Omnibus Agreement are summarized below.

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•	Upon the execution of the Omnibus Agreement, we became obligated to pay an asset management fee directly to SHI at a maximum annual rate of 0.25% of our average invested assets. Accordingly, we paid SHI an aggregate of $0.5 million of management fees for the year ended December 31, 2011.

•	Upon the execution of the Omnibus Agreement, we became obligated to pay a disposition fee directly to SHI at a rate of 1% of the sales price of properties we sell. SHI received six monthly advances of the disposition fee at a rate of 1/12th of 0.25% of our average invested assets. For the year ended December 31, 2011 these advances totaled $230,200. These advances will be credited against the final disposition fee payable to SHI upon the sale of any of our properties. We ordinarily pay the disposition fees for a property at the time the property is sold. No properties were sold in 2011, 2010, or 2009.

REPORT OF THE INDEPENDENT DIRECTORS COMMITTEE

Review of our Policies

The independent directors committee of our board of directors has reviewed our policies and determined that they are in the best interest of our stockholders. Set forth below is a discussion of the basis for that determination.

Offering Policy

On April 29, 2011, we suspended our follow-on offering because of uncertainty associated with our consideration of various strategic alternatives to enhance value for stockholders. On October 18, 2011, we announced that our independent directors committee had concluded its analysis of strategic alternatives and determined that the company was well positioned as an investment program with a continued focus on healthcare real estate. We identified strategies in this evaluation process that we believe will enhance this position. Since then we have implemented operating changes designed to increase portfolio cash flow and increase shareholder value. In particular, the company has focused on portfolio performance, identifying investment and financing opportunities, implementing operational efficiencies and identifying opportunities for capital growth. Our efforts to identify and implement capital growth strategies culminated in the recent execution of the KKR Equity Commitment transaction discussed in further detail herein under the heading “Description of KKR Equity Commitment Documents.”

As of December 31, 2012, sales pursuant to our follow-on offering remained suspended, and on February 4, 2013 the initial two-year primary offering period for our follow-on offering concluded. Given our strategic focus on operational efficiency, and the significant near-term costs that would be associated with organization and offering activities related to our follow-on offering, we currently believe that it is in the best interests of the company for the follow-on offering to remain suspended at present. We may decide to offer shares pursuant to our follow-on offering in the future, either in a primary offering or pursuant to our dividend reinvestment plan, at which time we would file an amendment to the follow-on offering registration statement. Under no circumstances could the primary offering period for the follow-on offering extend beyond August 3, 2014, however we could continue to offer shares pursuant to our distribution reinvestment plan beyond that date.

Acquisition and Investment Policies

Our objective is to acquire a long-term stabilized portfolio of real estate properties that consists of at least 50% core plus properties (fully stabilized properties). We may acquire value-added (properties that are not fully stabilized) and opportunistic properties (properties that require development or redevelopment to achieve stabilization). Initially, we may acquire more value-added and opportunistic properties than core plus properties, with a view to achieving a more balanced portfolio of properties through a combination of development efforts, refinancing and subsequent acquisitions.

We intend to focus on acquiring and developing a portfolio of healthcare properties. Healthcare real estate includes a variety of products, including senior housing facilities, medical office buildings, hospital facilities, skilled nursing facilities and outpatient centers.

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In 2009, 17.9% of the GDP of the United States, was spent on healthcare needs, according to the National Coalition on Healthcare, and the aging U.S. population is expected to continue to fuel the need for healthcare services. The over age 65 population of the United States is projected to grow from 13% to 19% of the US population between 2010 and 2030, with one in five US residents expected to be over 65 years old by 2030.

Presently, the healthcare real estate market is fragmented, with a local or regional focus, offering opportunities for consolidation and market dominance. A diversified portfolio of healthcare property types minimizes risks associated with third-party payors, such as Medicare and Medicaid.

Our advisor believes that investment opportunities in healthcare properties are ordinarily not readily available to investors other than large institutional investors and experienced real estate operators with specialized knowledge, experience in specific geographic areas, industry expertise and established relationships with operators of these property types.

Although we intend to focus on acquiring and developing a portfolio of healthcare properties, we may also invest in other real estate-related assets that we believe may assist us meet our investment objectives. Our charter limits our investments in unimproved real property or mortgage loans on unimproved real property to 10% of our total assets, but we are not otherwise restricted in the proportion of net proceeds from this offering that we must allocate to investment in any specific type of property. We do not expect to engage in the underwriting of securities of other issuers.

We believe that there are sufficient acquisition opportunities that meet our investment focus and that our current acquisition and investment policies continue to be best interests of our stock holders.

Borrowing Policy

Debt Financing. When we refer to debt financing, we are referring to all types of debt financing at fixed or variable interest rates or some combination of both. For our stabilized core plus properties, our long-term goal will be to use low to moderate levels of debt financing with leverage ranging from 50% to 65% of the value of the asset. For the value-added and opportunistic properties, our goal will be to acquire and develop or redevelop these properties using moderate to high levels of debt financing with leverage ranging from 65% to 75% of the cost of the asset. We may exceed these debt levels on an individual property basis. Once these value-added and opportunistic properties are developed, redeveloped and stabilized with tenants, we plan to reduce the levels of debt to fall within target debt ranges appropriate for core plus properties. While we seek to fall within the outlined targets on a portfolio basis, for any specific property we may exceed these estimates. While we do not expect to utilize debt financing in excess of 300% of our net assets (equivalent to 75% of the cost of our tangible assets), upon the vote of a majority of our independent directors, we will be able to temporarily exceed this debt limitation. It is likely that our debt financing will be secured by the underlying property, but it will not necessarily be the case each time. We may enter into interest rate protection agreements to mitigate interest rate fluctuation exposure if we believe the benefit of such contracts outweigh the costs of purchasing these instruments.

Other Indebtedness. We may also incur indebtedness for working capital requirements, tenant improvements, capital improvements, leasing commissions and, if necessary, to make distributions, including those necessary to maintain our qualification as a REIT for federal income tax purposes. We will endeavor to borrow such funds on an unsecured basis but we may secure indebtedness with properties if our independent directors committee determines that it is in our best interests.

Our advisor may also create an affiliated entity that will purchase properties using debt financing and hold them for us pending our ability to acquire the properties at a low to moderate level of indebtedness. Any properties that we purchase from the affiliated acquisition holding company will meet our core plus investment criteria and be approved by our independent directors committee. Our purchase price for the property would reflect the costs associated with holding the property. In no event will we acquire the property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

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Generally accepted accounting principles may require that the financial statements of the acquisition holding company be consolidated with our financial statements. If this is the case, assets and liabilities of the acquisition holding company will be reflected on our balance sheet. If there is no requirement that the acquisition holding company’s financial statements be consolidated with our financial statements, we may nevertheless be required to disclose information about the transactions of the acquisition holding company as off-balance sheet arrangements under the rules of the Securities and Exchange Commission.

Our charter limits our borrowings to 300% of our net assets (equivalent to 75% of the cost of our tangible assets) unless the excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single property; however, as noted above, we will not borrow in excess of 300% of our net assets (equivalent to 75% of the cost of the asset) without the approval of our independent directors committee.

Disposition Policy

Our goal in selling properties is to achieve maximum capital appreciation, although we cannot guarantee that this objective will be realized. Our general policy is to sell our properties for all cash. When we sell a property, we may, under limited circumstances, lend the purchaser a portion of the purchase price, provided that the aggregate amount of all mortgage loans outstanding on the property, including the loan we may make to the purchaser, may not exceed 85% of the appraised value of the property as determined by an independent appraiser, unless substantial justification exists. Our disposition policy provides us with the flexibility to time and structure property sales in a manner that optimizes our investment return. For this reason, we believe the current disposition policy is in the best interests of our stockholders.

Policy Regarding Operating Expenses

We are not required to reimburse our advisor or its affiliates for any of their costs or expenses that are not directly attributable to our business, including without limitation (i) any personnel costs incurred by our advisor to its employees, and (ii) any costs related to our advisor’s rent, utilities and general overhead. We are responsible for paying directly or reimbursing our advisor for costs that are directly attributable to our business. Under our advisory agreement, our advisor must restrict total operating expenses for the preceding four consecutive fiscal quarters, as determined at the end of each fiscal quarter, to the greater of 2% of the Company’s Average Invested Assets or 25% of the Company’s net income for such period (the “2%/25% Guidelines”), unless the independent directors committee determines that a higher level of expenses is justified, based on unusual and non-recurring factors. The independent directors committee will not approve any operating expenses (other than those determined to be justified based on unusual and non-recurring factors) if, in its reasonable discretion, the independent directors committee determines that such operating expenses, considered together with operating expenses previously approved for the relevant period, as well as estimated operating expenses for the remainder of the relevant period, would exceed the 2%/25% Guidelines.

Liquidation or Listing Policy

We believe it is in the best interest of our stockholders not to list our common shares on a national exchange at this time. First, we remain in the property-acquisition stage of our life cycle, and remaining unlisted improves our ability to continue to raise new equity and purchase additional properties so that the real estate portfolio can achieve greater size and diversification. Second, we believe it is currently more cost effective to remain unlisted and utilize our external advisor at the present time than it would be to internalize all the resources necessary to operate a listed company. Third, our shares are offered as a long-term investment. We believe that the ability to provide our stockholders with liquidity in the near-term is outweighed by the long-term benefits of allowing the portfolio to mature. In making the decision of whether to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

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Policy regarding Transactions with Affiliates

Our charter requires our independent directors committee to review and approve all transactions involving our affiliates and us. Prior to entering into a transaction with an affiliate that is not covered by our advisory agreement with our advisor, a majority of the independent directors committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Furthermore, our independent directors committee must review at least annually our fees and expenses to determine that the expenses incurred are reasonable in light of our investment performance, our net asset value, our net income and the fees and expenses of other comparable unaffiliated REITs. In addition, our Code of Business Conduct and Ethics sets forth examples of types of transactions with related parties that would create conflicts of interest between the interests of our stockholders and the private interests of the parties involved in such transactions. Our directors and officers are required to take all reasonable action to avoid such conflicts of interest or the appearance of conflicts of interest. If a conflict of interest becomes unavoidable, our directors and officers are required to report the conflict to a designated ethics contact, which, depending on the circumstances of the transaction, would be either our chief executive officer, chief financial officer, or the chairman of our audit committee. The appropriate ethics contact is then responsible for working with the reporting director or officer to monitor and resolve the conflict of interest in accordance with our Code of Business Conduct and Ethics.

Certain Transactions with Related Persons

The independent directors committee has reviewed the material transactions between our affiliates and us since the beginning of 2011, all of which were approved in advance in accordance with our policy described above, and the terms of which are disclosed herein under the heading “Certain Transactions with Related Persons.” Based upon our review of these transactions and of the fees paid to affiliates of the Company since the beginning of 2011, we believe that all of the transactions have been fair and reasonable to the Company and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

March 14, 2013	The Independent Directors Committee of the Board of Directors

William Bloomer (Chairman), Romeo Cefalo, Barry Chase,

Steven Pearson, Ronald Shuck and James Skorheim

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PROPOSAL 2
CHARTER AMENDMENT PROPOSAL

Approval of an amendment to a provision of our charter related to limitations on issuances of securities in connection with the KKR Equity Commitment

Background of the KKR Equity Commitment

An important part of our investment strategy is seeking opportunities to grow the scale of our asset base and equity market capitalization. We believe that an increased asset base can provide numerous benefits, including: (i) operating efficiencies of scale with limited additional administrative expenses and, (ii) a more diversified asset base with less exposure to any single property, tenant or market. We intend to continue to pursue attractive current investment opportunities in healthcare properties, including senior housing facilities, medical office buildings, hospital facilities, skilled nursing facilities and outpatient centers. In order to execute on this strategy, beginning in 2012, we began discussions for a potential equity investment by affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), a leading global investment firm. We were attracted to the opportunity with KKR because (i) it provided a large single source of capital in one transaction to facilitate execution of our strategy, and (ii) we believe that the strategic relationship with KKR will provide significant benefits to us as a result of KKR’s broad relationships with tenants, lenders, brokers and sellers of real estate. Additionally, we believe that KKR brings macroeconomic, capital markets, and real estate insights that will help us to execute our investment strategy more effectively.

During the fourth quarter of 2012 and the first quarter of 2013, we and KKR negotiated the terms of the potential equity investment, and on February 10, 2013 (the “Commitment Effective Date”), we entered into definitive documentation with Sentinel RE Investment Holdings LP, an affiliate of KKR (the “KKR Investor”) for the purpose of obtaining up to a $150 million equity commitment to be used to finance future real estate acquisitions (such investment and the related agreements, are referred to herein collectively as the “KKR Equity Commitment”). Pursuant to the KKR Equity Commitment, we may issue and sell to the KKR Investor and its affiliates on a private placement basis from time to time over a period of two to three years, up to $150 million in aggregate issuance amount of shares of newly issued 3% Senior Cumulative Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”), newly issued 3% Senior Cumulative Preferred Stock, Series C, $0.01 par value per share (the “Series C Preferred Stock”) and newly issued 7.5% Series B Convertible Preferred Units (the “Series B Preferred Units”) of Sentio Healthcare Properties OP, L.P., our operating partnership (the “Operating Partnership”). The terms of the KKR Equity Commitment, the related agreements and the Series B Preferred Units are described in further detail below under “Description of KKR Equity Commitment Documents”. The terms of the Series A Preferred Stock and Series C Preferred Stock are described in further detail below under “Description of Series A and Series C Preferred Stock.”

As of the date of this proxy statement, the KKR Investor has not acquired any ownership interest in the Company pursuant to the KKR Equity Commitment or otherwise, as such it currently holds no shares of our common stock, Series A Preferred Stock or Series C Preferred Stock and it holds no Series B Preferred Units in our Operating Partnership.

The Proposed Charter Amendment

The Securities Purchase Agreement (the “Purchase Agreement”) that we executed in connection with the KKR Equity Commitment requires us to propose an amendment to Section 9.13 of our charter as set forth below (the “Charter Amendment”). We are therefore seeking approval of the Charter Amendment Proposal to satisfy our obligations under the Purchase Agreement and in connection with the KKR Equity Commitment.

On February 10, 2013, our board of directors unanimously adopted a resolution declaring it advisable and in the best interests of us and our stockholders to amend our charter as set forth in the Charter Amendment. The board of directors further directed that the Charter Amendment Proposal be submitted for consideration by our stockholders at the annual meeting.

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The Charter Amendment would amend Section 9.13 of our charter as follows:

Section 9.13.  Limitations on Issuances of Securities. The Corporation may not (a) issue equity securities on a deferred payment basis or other similar arrangement; (b) issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer of the Corporation; (c) issue equity securities that are assessable after receipt by the Corporation of the consideration for which the board authorized their issuance; or (d) issue equity securities redeemable solely at the option of the holder, which restriction has no effect on the Corporation’s ability to implement a share repurchase program. The Corporation may issue shares of Preferred Stock with voting rights~~; provided that, when a privately issued share of Preferred Stock is entitled to vote on a matter with the holders of shares of Common Stock, the relationship between the number of votes per such share of Preferred Stock and the consideration paid to the Corporation for such share shall not exceed the relationship between the number of votes per any publicly offered share of Common Stock and the book value per outstanding share of Common Stock~~. Nothing in this Section 9.13 is intended to prevent the Corporation from issuing equity securities pursuant to a plan whereby the commissions on the sales of such securities are in whole or in part deferred and paid by the purchaser thereof out of future distributions on such securities or otherwise.

Note: we have highlighted the proposed amendment to our charter above by with a single line through text we are proposing to remove.

Effect of the Charter Amendment

The effect of the Charter Amendment, when adopted following approval of the Charter Amendment Proposal, will be to thereafter permit (and require) us to issue to the KKR Investor shares of Series C Preferred Stock, in lieu of Series A Preferred Stock, if and when we elect to effect a draw of capital pursuant to the KKR Equity Commitment. Furthermore, if we have already issued Series A Preferred Stock in connection with a draw of capital under the KKR Equity Commitment made prior to the time we receive stockholder approval of the Charter Amendment Proposal, then, promptly following receipt of such approval, we will exchange any outstanding shares of Series A Preferred Stock for shares of Series C Preferred Stock on a one-for-one basis.

The terms of the Series C Preferred Stock, as summarized below under “Description of Series A and Series C Preferred Stock,” would grant voting rights to holders of such Series C Preferred Stock that otherwise conflict with the language currently set forth in Section 9.13, and therefore the Series C Preferred Stock cannot be issued without an amendment to Section 9.13. Specifically, the Series C Preferred Stock would grant the holder of each share of Series C Preferred Stock the right to one vote for each share of As-Converted Common Stock (defined below) held by such holder and (without duplication) its affiliates and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock. “As-Converted Common Stock” means, as of any determination date and with respect to any holder, the number of shares of common stock then held by such holder and its affiliates after giving effect to the conversion or exchange, in accordance with their terms, of any and all securities then convertible or exchangeable, directly or indirectly, into common Stock (including, without limitation, the Series B Preferred Units in the Operating Partnership), but without giving effect to any limitations on such conversion or exchange applicable as a result of ownership and transfer restrictions set forth in the Company’s charter.

The grant of voting rights to each share of Series C Preferred stock based upon the holder’s aggregate as-converted ownership interest in us and in our Operating Partnership would conflict with the current restriction in Section 9.13, which limits the number of votes per share of preferred stock issued in a private transaction to an amount the determined by reference solely to the consideration paid to Sentio Healthcare Properties, Inc., rather than by reference to the amount of such private investor’s entire investment, whether made through Sentio Healthcare Properties, Inc. or our Operating Partnership.

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The Charter Amendment has no effect on our ability or obligation to issue Series B Preferred Units in connection with a draw of capital under the KKR Equity Commitment, and we will issue Series B Preferred Units in connection with draws of capital under the KKR Equity Commitment regardless of whether or not the Charter Amendment Proposal is approved by our stockholders.

If the Charter Amendment Proposal is not approved by our stockholders, we will not be permitted to issue any shares of the Series C Preferred Stock in connection with the KKR Equity Commitment or otherwise, and we will instead issue only Series A Preferred Stock and Series B Preferred Units in connection with draws of capital we make under the KKR Equity Commitment. Furthermore, if the Charter Amendment Proposal is not approved at the 2013 annual meeting, we will be required under the terms of the Purchase Agreement to repropose the Charter Amendment Proposal at subsequent annual meetings.

Potential Change of Control

The KKR Equity Commitment and the transactions contemplated thereby may result in a change of control of the Company. Based on the capitalization of the Company as of March 14, 2013, if the Charter Amendment Proposal is approved and adopted, and if the maximum amount of $150 million is subsequently drawn by us under the KKR Equity Commitment, then the KKR Investor and its affiliates would hold 53.9% of our voting capital stock as well as the same percentage of our as-converted common stock by virtue of their combined interests in the Series C Preferred Stock and Series B Preferred Units. Furthermore, if the Charter Amendment Proposal is not approved and adopted, and if the maximum amount of $150 million is subsequently drawn by us under the KKR Equity Commitment, then the KKR Investor and its affiliates would hold 53.9% of our as-converted common stock by virtue of their combined interests in the Series A Preferred Stock and Series B Preferred Units.

Interests of Certain Persons

John Mark Ramsey, who is our Chief Executive Officer, President and a member of our board of directors, is also the Chief Executive Officer and majority owner of our advisor, Sentio Investments, which is a party to the Transition Agreement that we executed in connection with the KKR Equity Commitment. In addition, Sharon Kaiser, our Chief Financial Officer, Treasurer and Secretary, is also an executive officer and an employee of Sentio Investments.

Mr. Ramsey participated as a director of the Company in discussions of, and voted with respect to, matters related to the KKR Equity Investment that were approved by our board of directors, including the vote recommending approval of the Charter Amendment Proposal. However, as required by our charter, the terms of the KKR Equity Commitment and the related Transition Agreement were separately reviewed and approved in advance by our independent directors committee, of which Mr. Ramsey is not a member, in accordance with our policy regarding transactions with affiliates. The independent directors committee was advised in connection with the Transition Agreement and the other transactions contemplated by the KKR Equity Commitment by independent financial adviser Robert A. Stanger & Co., Inc.

Billy Butcher and Daniel Decker were elected to be two of our directors, and members of our investment committee, on March 12, 2013 in connection with, and as a condition to, the execution of KKR Equity Commitment. Mr. Butcher is employed by KKR as a Director in its Real Estate business and is an executive officer of Sentinel RE Investment Holdings GP LLC, which is the general partner of the KKR Investor. Mr. Decker is associated with the KKR Investor and KKR. Mr. Decker, through an entity that he owns, is expected to co-invest with the KKR Investor in us in connection with the KKR Equity Commitment.

Because Mr. Butcher and Mr. Decker did not join our board or directors until after we entered into the KKR Equity Commitment, none of them participated as a director of the Company in discussions of, or voted with respect to, matters related to the KKR Equity Investment that were approved by our board of directors, including the vote recommending approval of the Charter Amendment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE CHARTER AMENDMENT PROPOSAL.

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DESCRIPTION OF KKR EQUITY COMMITMENT DOCUMENTS

The following is a summary of the material terms of the following agreements executed in connection with the KKR Equity Commitment: (i) the Purchase Agreement, (ii) the Investor Agreement, and (iii) the Transition Agreement. While we believe this summary covers the material terms of these agreements, we encourage you to read the Purchase Agreement (including the Form of Amended Partnership Agreement included as an exhibit thereto), the Investor Rights Agreement and the Transition Agreement which were included as Exhibits 10.1, 10.2 and 10.3 to the Current Report on Form 8-K filed with the SEC by the Company on February 12, 2013. Each of these Exhibits to Current Reports on Forms 8-K is incorporated by reference herein. For more information about accessing the Current Reports on Form 8-K and the other information we file with the SEC, please see “Where You Can Find More Information” below.

Purchase Agreement

On the Commitment Effective Date, the Company, our Operating Partnership (together, the “Sentio Parties”), and the KKR Investor, entered into the Purchase Agreement. Under the Purchase Agreement, the Sentio Parties may issue and sell to the KKR Investor from time to time over a period of two or (at the KKR Investor’s option) three years (the “Investment Period”), up to $150 million in aggregate issuance amount of shares of newly issued Series A Preferred Stock, newly issued Series C Preferred Stock and newly issued Series B Preferred Units (collectively, the “Securities”). Specifically, the Company may issue up to 1,000 shares of Series A Preferred Stock representing up to an aggregate issuance amount of $100,000 and the Operating Partnership may issue Series B Preferred Units up to an aggregate issuance amount of $149.9 million. However, subject to the receipt of stockholder approval for the Charter Amendment Proposal, the Company may issue, in lieu of the Series A Preferred Shares, up to 1,000 shares of Series C Preferred Stock representing up to an aggregate issuance amount of $100,000.

Put Rights

During the Investment Period the Sentio Parties may issue the Securities to the KKR Investor pursuant to put exercise notices delivered up to four times per year in an aggregate amount of up to $75 million per year. Prior to the initial closing of a put exercise, the Company will be required to obtain certain consents and to file and cause to be made effective articles supplementary designating the terms and preferences of the Series A Preferred Shares (the “Series A Articles Supplementary”), or articles supplementary designating the terms and preferences of the Series C Preferred Stock (the “Series C Articles Supplementary”), if Series C Preferred Stock is issuable at the time of the initial closing, in the forms specified in the Purchase Agreement. The Company will also be required to cause the Partnership to amend its agreement of limited partnership in the form specified in the Purchase Agreement (the “Amended Partnership Agreement”). The terms of the Series A Preferred Stock and the Series B Preferred Stock are described in further detail below under the heading “Description Of Series A and Series C Preferred Stock.” The Amended Partnership Agreement and the Series B Preferred Units to be issued thereunder are described below under “Form of Amended Partnership Agreement.”

The obligation of the KKR Investor to purchase the Securities will be conditioned upon, among other things, the receipt of a put exercise notice from the Sentio Parties specifying (i) the amount of Securities to be issued and sold to the KKR Investor and (ii) the terms of the proposed real estate investment to be acquired with the proceeds of the issuance. Subject to various conditions, the KKR Investor will be obligated to purchase the Securities set forth in the put exercise notice if the proposed real estate acquisition is consistent with the acquisition criteria set forth in the Purchase Agreement (an “Approved Acquisition”); provided however, that KKR Investor has the right to veto up to a total of three proposed Approved Acquisitions.

To the extent the Sentio Parties’ minimum draw obligations under the Purchase Agreement are not exercised during the Investment Period, the Sentio Parties will be required to pay a premium to the KKR Investor calculated and payable annually as 5% of the difference between $35 million and the amount drawn in each of the first two years of the commitment, and, if the commitment is extended for a third year, 5% of the difference between the lesser of the remaining amount of the commitment and $50 million and the amount exercised. No put premium will be payable on the anniversary of a year in which Investor vetoed more than one Approved Acquisition.

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Representations and Warranties

In the Purchase Agreement, each of the Sentio Parties and the KKR Investor made certain representations and warranties. The Sentio Parties’ representations and warranties to the KKR Investor included, among others, representations and warranties with respect to their capitalization, their conformity to the requirements for qualification as a real estate investment trust (“REIT”) for tax purposes, and certain other representations regarding matters relating to the Sentio Parties’ business and the issuance of the Securities. The KKR Investor’s representations and warranties to the Sentio Parties included, among others, representations and warranties about its status as an accredited investor and its investment intent.

Covenants

The Purchase Agreement also contains covenants, indemnification provisions, and conditions to the funding of put exercises that are typical for a transaction of this size and type. With limited exceptions, the Company and the Operating Partnership are restricted from issuing securities other than in accordance with the Purchase Agreement while the put rights under the Purchase Agreement are in effect.

As described in further detail under the heading “The Proposed Charter Amendment,” the terms of the Purchase Agreement require us to submit the Charter Amendment Proposal to our stockholders for approval at our 2013 annual stockholder meeting. Furthermore, if the Charter Amendment Proposal is not approved at the 2013 annual meeting, we are required to repropose the Charter Amendment Proposal at subsequent annual meetings.

The Purchase Agreement also required our board of directors, effective 30 days following the Commitment Effective Date, to increase the size of the board of directors from seven to nine member and to fill the vacancies created thereby with two directors selected by the KKR Investor. Pursuant to this obligation Mr. Butcher and Mr. Decker were elected to the board of directors effective as of March 12, 2013. The Company is also required, at the KKR Investor’s sole election, to add one additional director (for a total of ten directors), which director will also be selected by the KKR Investor. As of the date of this proxy statement, the KKR Investor has not exercised its right to designate a third person to be elected to the board of directors.

Form of Amended Partnership Agreement

Prior to the first investment by the KKR Investor pursuant to the Purchase Agreement, the Company, one of our subsidiaries and the KKR Investor will enter into the Amended Partnership Agreement in the form specified in the Purchase Agreement. The Amended Partnership Agreement will authorize the issuance of the Series B Preferred Units to KKR Investor by our Operating Partnership at an initial issuance value of $100.00 per Series B Preferred Unit.

The Series B Preferred Units will rank senior to the Operating Partnership’s common units with respect to distribution rights and rights on liquidation. The Series B Preferred Units will receive a cumulative preferred return payable in the form of cash distributions at an annual rate equal to 7.5% of the Series B Liquidation Preference (defined below) in preference to any distributions paid to common units of the Operating Partnership. In addition, if the Operating Partnership is unable to pay cash distributions to holders of the Series B Preferred Units, distributions will be paid in kind in additional Series B Preferred Units at an annual rate of 10% of the Series B Liquidation Preference. The “Series B Liquidation Preference” means a liquidating distribution in an amount equal to the greater of (i) $100.00 per Series B Preferred Unit plus all accrued and unpaid distributions thereon (including any accumulation in respect of distributions that have not been paid prior to such payment date) and (ii) the amount of the liquidating distributions that would be made on the number of common units into which such Series B Preferred Units are convertible immediately before such liquidation, dissolution or winding-up of the Company.

After payment of the preferred distributions, additional distributions will be paid first to the common units of the Operating Partnership until they have received an aggregate return of 7.5% per unit in annual distributions from the Commitment Effective Date, and thereafter to the common units and Series B Preferred Units pro rata.

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Each Series B Preferred Unit will be convertible into a number of common units of the Operating Partnership equal to the initial issuance value of such Series B Preferred Unit divided by the applicable conversion price as determined in accordance with the terms of the Amended Partnership Agreement. The initial conversion price is $10.02 and is subject to proportional adjustment in the event the Operating Partnership subdivides, combines or reclassifies the outstanding common units into a greater or lesser number of common units. Following conversion of the Series B Preferred Units into common units, such common units may be exchanged at any time for shares of the Company’s common stock at an initial exchange factor of 1 to 1, subject to proportional adjustment for stock splits, stock dividends, cash dividends, merger, recapitalizations and other similar events by the Company or the Operating Partnership. The KKR Investor may be limited in its ability to exchange common units it holds to the extent that the KKR Investor’s ownership of common stock would cause the Company to fail to qualify as a REIT.

Until the earlier of (i) the date upon which no Series B Preferred Units are held by the KKR Investor or one of its permitted transferees, or (ii) July 1, 2018, the Amended Partnership Agreement will require us to obtain the consent of the then-largest holder or group of affiliated holders, measured by number of Series B Preferred Units, of Series B Convertible Preferred Units, before causing the Operating Partnership to take, among others, any of the following actions:

•	declare bankruptcy, voluntarily dissolve, liquidate or wind up the Company, the Partnership or any of their subsidiaries;

•	effect any business combination transaction, acquisition, sale, or investment by or involving the Operating Partnership that involves aggregate consideration of $1 million or more, except for Approved Acquisitions; and

•	enter into any joint venture, partnership or similar arrangement which has a value or requires contributions in excess of $1 million, other than joint ventures or other arrangements in conjunction with Approved Acquisitions;

However, we may initiate any of the transactions set forth in the bullets above without consent if we elect to cause the Operating Partnership to redeem all of the then outstanding Series B Convertible Preferred Units at the Redemption Price and to cause the Company to redeem all of the Series A Preferred Stock or the Series C Preferred Stock, as applicable, at a price per share equal to the liquidation preference thereof, plus any accrued but unpaid dividends or distributions thereon. The “Redemption Price” would be, at the KKR Investor’s option, either:

•	an aggregate amount that would constitute the greater of (1) at least a 20% internal rate of return on the KKR Investor’s invested capital, (2) the amount of the KKR Investor’s invested capital multiplied by 1.5, or (3) the amount of the KKR’s Investor’s invested capital plus $15 million, or

•	(i) an amount that would constitute the greater of (x) at least a 12% internal rate of return on KKR Investor’s invested capital, (y) the amount of the KKR Investor’s invested capital multiplied by 1.35, or (z) the amount of the KKR Investor’s invested capital plus $10 million, plus (ii) a 10-year warrant to purchase from time to time the number of shares of the Company’s common stock underlying the outstanding Series B Preferred Units at the time of the redemption.

Other Redemption Rights

In addition to the redemption right described above, the Purchase Agreement includes provisions that would cause the Securities to be redeemable under certain conditions at the option of the Company and, following certain enumerated actions by the Company, at the option of the holders.

As noted above, the KKR Investor has the right to veto up to a total of three proposed Approved Acquisitions submitted by the Company. However, upon the exercise of the third veto right (a “Strike Out”), the Purchase Agreement grants the Company the right, under certain circumstances to redeem any or all of the Series A Preferred Stock (or Series C Preferred Stock, as applicable) and Series B Preferred Units previously issued to the KKR Investor. Specifically, if the put amount exercised under the Purchase Agreement through the date of the

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Strike Out is less the $15,000,000, then among rights, (i) the Company will have the right at its option to redeem any or all of the preferred stock for an amount equal to the applicable liquidation preference, plus all accrued and unpaid dividends thereon and (ii) the Operating Partnership will have the right at its option to redeem any or all of the Series B Preferred Units for an amount equal to $100.00 per unit (the initial issuance price), plus all accrued and unpaid dividends thereon.

Under certain limited circumstances, the Company may elect to terminate the put rights under the Purchase Agreement and seek alternative sources of financing to the KKR Equity Commitment. If the Company were to make such an election the KKR investor would have the right to (i) require the Company to redeem all of the KKR Investor’s Series A Preferred Stock (or Series C Preferred Stock, as applicable) at the applicable liquidation preference plus any accrued and unpaid distributions thereon, and (ii) require the Operating Partnership to redeem all of the KKR Investor’s Series B Convertible Preferred Units at the Redemption Price.

Transaction Fee

In conjunction with the execution of the Purchase Agreement, the Sentio Parties paid the KKR Investor a transaction fee of $2 million and reimbursed the KKR Investor for up to $1 million of its expenses incurred in connection with the Purchase Agreement.

Investor Rights Agreement

On the Commitment Effective Date, the Sentio Parties and the KKR Investor entered into an Investor Rights Agreement (the “Investor Rights Agreement”) in order to establish various arrangements with respect to governance of the Sentio Parties, certain actions that may or may not be taken with respect to, and certain rights with respect to the Series A Preferred Stock, Series C Preferred Stock, and Series B Preferred Units to be owned by the KKR Investor, its affiliates and their respective permitted transferees.

Registration Rights

Pursuant to the Investor Rights Agreement, the Company has provided the KKR Investor with certain registration rights with respect to Registrable Securities (defined below) held by the KKR Investor or its permitted transferees. Under the Investor Rights Agreement, “Registrable Securities” means, as of any date of determination, (i) preferred stock, (ii) any common stock issued or issuable by the Company upon exchange of units of limited partnership interest in the Operating Partnership (“Conversion Shares”) and (iii) any other securities issued or issuable with respect to any such shares by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. Registrable Securities cease to be Registrable Securities when they have been sold pursuant to an effective registration statement, or have been sold pursuant to Rule 144 under the Securities Act.

Beginning four years after the Commitment Effective Date, the holders of the Registrable Securities will have the right to require that the Company file a registration statement with the SEC registering some or all of such holders’ Registrable Securities. Upon receipt of such a request, the Company will be required to prepare and file a registration statement, and use its reasonable best efforts to cause the registration statement to become and remain effective until the completion of the distribution of the Registrable Securities registered thereby. If the Company is eligible to use a short-form registration statement at the time of the request, the Company will be required to make the initial filing of the registration statement within 30 days of the request. In other cases, the Company will be required to make the initial filing of the registration statement within 60 days of the request. The holders of the Registrable Securities are limited to five demand registrations in total under the Investor Rights Agreement.

The holders of the Registrable Securities may only make a demand registration if the Registrable Securities requested to be so registered (i) would reasonably be expected to result in aggregate gross cash sale proceeds in excess of $20,000,000 (without regard to any underwriting discount or commission) or (ii) comprise at least 10% of the aggregate value of the outstanding shares of the Company’s capital stock and all of the units of limited partner interest of the Operating Partnership. However, the restriction above will not apply so long as the holder requests registration for all of the Registrable Securities it holds at the time of the request.

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If the offering of Company securities pursuant to a demand registration is in the form of an underwritten public offering, (i) the Company may designate the managing underwriter(s), subject to the approval of the holders of the Registrable Securities, not to be unreasonably withheld, and (ii) to the extent requested by the underwriter(s), the Company may reduce the number of Registrable Securities to be included in the registration.

The Company is also required under certain circumstances, upon demand by the KKR Investor in accordance with the Investor Rights Agreement, to register one or more primary offerings of newly issued common stock and to use the proceeds from such offering to redeem partnership units held by the KKR Investor in the Operating Partnership. Specifically, at any time the KKR Investor (i) has the right to require a demand registration under the Investor Rights Agreement, and (ii) holds partnership units in the Operating Partnership that would be exchangeable for Registrable Securities but for limits imposed upon such exchange due to restrictions on the ownership and transfer of common stock set forth in the Company’s charter to ensure compliance with requirements for qualification as a REIT, the KKR Investor shall have the right to require the Company to file a registration statement registering for the offer, sale and distribution of (i) common stock to be newly issued and sold for the Company’s account (“Primary Offering Securities”), or (ii) a combination of both Primary Offering Securities and Registrable Securities. The KKR Investor’s rights to demand registration of Primary Offering Securities are subject to substantially similar restrictions on offering size and provisions regarding selection of underwriters as described above with respect to demand registrations of Registrable Securities.

In addition to the foregoing demand and primary offering registration rights, at any time after the Commitment Effective Date, holders of Registrable Securities will have piggyback registration rights pursuant to which such holders may require the inclusion of some or all of their Registrable Securities in any registration filed by the Company for the account of any of the Company’s other security holders (provided that the registration permits the inclusion of such Registrable Securities). In any such registration that is an underwritten offering, the Company has the right to select the managing underwriter(s), and, to the extent requested by the underwriter(s), the Company may reduce the number of the requesting holders’ Registrable Securities to be included in any such registration.

The Company will pay all of the costs and expenses incurred in connection with all demand, primary offering and piggyback registrations under the Investor Rights Agreement. The Company will not, however, be obligated to pay any out-of-pocket expenses incurred by holders of Registrable Securities (other than the expenses of one counsel for all such holders in connection with each registration) or any underwriting discounts and commissions attributable to the sale of Primary Offering Securities or such holders’ Registrable Securities.

The Company and the holders of Registrable Securities have agreed, in connection with any underwritten offering and upon the request of the underwriter(s), to enter into customary “lock-up” agreements restricting sales of, offers for sale of and other dispositions of shares of the Company’s common stock or other securities exchangeable or convertible into the Company’s common stock, with such restrictions not to exceed 90 days. The Company further agreed to obtain similar lock-up agreements from the Company’s directors and executive officers in connection with an underwritten offering in which Registrable Securities are being sold.

The Investor Rights Agreement provides for customary registration rights indemnification by each of the Company and the holders of Registrable Securities.

The registration rights granted under the Investor Rights Agreement will terminate on the date that the KKR Investor, or its permitted transferees, no longer beneficially own (a) any Registrable Securities or (b) any partnership units in the Operating Partnership that are exchangeable for Registrable Securities or that would be exchangeable for Registrable Securities but for limits imposed upon such exchange due to restrictions on the ownership and transfer of common stock set forth in the Company’s charter to ensure compliance with requirements for qualification as a REIT.

Financial Information

Under the Investor Rights Agreement, to the extent permissible under applicable securities laws concerning selective disclosure and insider trading, the Company will furnish to any holder of $20 million or more

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of the aggregate liquidation preference amount of Series B Preferred Units with certain financial and other information including copies of board information packages, monthly management reports and monthly and annual operating budgets and similar information.

Certain Covenants (Series A and Series C Preferred Stock)

The Investor Rights Agreement contains certain significant minority protections that, among other things, require the consent of the holder of the then-largest holder or group of affiliated holders, measured by number of shares, of the Series A Preferred Stock or Series C Preferred Stock, as applicable, (the “Consenting Holder”) before taking any of the following actions:

•	except in certain limited circumstances, redeeming or repurchasing any equity security junior to the Series A Preferred Stock, Series C Preferred Stock or Series B Preferred Units;

•	entering into a material transaction with an affiliate of the Company;

•	materially modifying the Company’s or its subsidiaries’ principal lines of business;

•	declaring, paying or setting aside for payment any extraordinary dividend on the Company’s common stock, except in connection with a Liquidation Event (defined below), however, this limitation does not prevent the Company from paying regular quarterly distributions on its shares of common stock such that those shares receive up to a 7.5% cumulative annual return commencing from the Commitment Effective Date). A “Liquidation Event” means a transaction to sell, convey, or otherwise dispose of all or substantially all of the Company’s assets (including by way of a series of related sale transactions of individual assets) or merge with or into or consolidate with any other entity (other than a wholly-owned Subsidiary).;

•	incurring indebtedness other than property-level mortgage refinancing, provided that (a) the resulting mortgage debt for a property will not exceed 60% of the loan to value of such property, (b) the resulting mortgage debt will not cause the Company’s overall leverage to exceed 60% loan to value, and (c) the resulting mortgage debt will not have recourse (other than bad boy carve-outs) to any entity or asset other than the specific property securing the mortgage (except recourse is permitted if it is on a short-term basis). The Company may, however, incur indebtedness in connection with the acquisition of Approved Acquisitions under the Purchase Agreement;

•	effecting any recapitalization, stock split, share exchange or non-pro rata distribution with respect to the capital stock of the Company or any of its subsidiaries;

•	dismissing or appointing the chief executive officer of the company;

•	other than as set forth in the Transition Agreement, terminating, replacing or amending the advisory agreement between the Company and Sentio Investments;

•	other than as set forth in the Transition Agreement, materially changing the compensation or benefits paid to executive officers of the Company or its subsidiaries;

•	other than as set forth in the Purchase Agreement allowing any person or group of affiliated person to increase their collectively ownership of the company’s capital stock in excess of 9.9.%;

•	granting any person (other than the Company’s stockholders in accordance with its charter and applicable state law) the right to designate, select or appointment members of the board of directors;

•	increasing the size of the Company’s board of directors unless such increase results in a pro-rata increase in the number of directors selected by the holders.

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•	permitting, by action or omission, (i) any of the transactions contemplated by the KKR Equity Commitment to fail to be except from the Business Combination provision in Section 3-602 of Maryland General Corporation Law (“MGCL”), or (ii) the Control Share Acquisition provisions in Title 3, Subtitle 7 of the MGCL to apply to any acquisition of the Company’s capital stock contemplated by the KKR Equity Commitment; and

•	until February 10, 2018, other than with respect to investments in Approved Acquisitions, entering into or effecting

o	any business combination transaction (including a merger, sale of securities or sale of substantially all of assets) that would be material to the Company,

o	an acquisition or investment in assets not in the ordinary course of business that would be material to the Company;

o	a sale or other disposition of any of the Company’s assets or securities not in the ordinary course of business that would be material to the Company; or

o	the dissolution or liquidation, or voluntarily institution of any proceeding seeking to adjudicate the Company bankrupt or insolvent provided that prior to February 10, 2018, the Company may initiate any of the transactions or events set forth in this bullet without the prior approval of the consenting holder if we elect to cause the Operating Partnership to redeem all of the then outstanding Series B Convertible Preferred Units at the Redemption Price and to cause the Company to redeem all of the Series A Preferred Stock or the Series C Preferred Stock, as applicable, at a price per share equal to the liquidation preference thereof, plus any accrued but unpaid dividends or distributions thereon.

Other Covenants (Series A Preferred Stock Only)

The Investor Rights Agreement also contains the following minority protections that would apply only when shares of Series A Preferred Stock are outstanding. Specifically:

•	until February 10, 2018, subject to certain limited exceptions, without the consent of the Consenting Holder, the Company or its subsidiaries will not enter into or effect (i) any business combination transaction (including a merger, sale of securities or sale of substantially all assets), (ii) any listing of the Company’s common stock on a national securities exchange, or (iii) any Liquidation Event;

•	provided that the KKR Investor and its Permitted Transferees then hold in the aggregate 30% of the issued and outstanding equity interest in the Company (on an as-converted basis), without the consent of the Consenting Holder, the Company or its subsidiaries not take any action that would require consent of the Company’s stockholders (excluding any elections of member to the board of directors);

•	the Company or its subsidiaries will require the repurchase of Series B Preferred Units, common units in the Operating Partnership, or Series A Preferred Shares if a sale, acquisition, merger, consolidation or any similar business combination transactions, listing or a Liquidation Event commenced in accordance with the Investor Liquidity Right (defined below) is initiated by the KKR Investor but is not approved by the Company’s stockholders, at a repurchase price of the greater of (i) liquidation value of such securities plus any accrued and unpaid dividends, and (ii) the distribution provisions as set forth in charter of Amended Partnership Agreement, as applicable; and

•	the Company or its subsidiaries will require the repurchase of Series B Preferred Units, common units in the Operating Partnership, or Series A Preferred Shares if a sale, acquisition, merger, consolidation or any similar business combination transactions, listing or a Liquidation Event is approved by the board of directors but not approved by the Company’s stockholders, at a repurchase price of the

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greater of (i) liquidation value of such securities plus any accrued and unpaid dividends, and (ii) the distribution provisions as set forth in charter of Amended Partnership Agreement, as applicable; and

Board Representation Rights

Pursuant to the Investor Rights Agreement we agreed with the KKR Investor, effective as of March 12, 2013, to set the size of our board of directors at nine members and elect to fill the newly created seats two directors designated by the KKR Investor, referred to herein as the KKR-selected Directors. On March 12, 2013 Billy Butcher and Daniel Decker were elected to the board of directors as the two initial KKR-selected Directors. As required by the Investor Right Agreement, Mr. Butcher and Mr. Decker were also appointed as members of our investment committee. In connection with their appointments to our board of directors, the Company entered into customary indemnification agreements with Mr. Butcher and Mr. Decker.

We further agreed to nominate at each annual meeting of the Company’s shareholders, or special meeting of the Company’s shareholders called for the purpose of electing directors of the Company (a “Stockholder Meeting”), two KKR-selected nominees for director. In accordance with this obligation our board of directors has nominated Billy Butcher and Daniel Decker for re-election as the two KKR-Selected Directors at our 2013 annual meeting of stockholders.

At any time on or following March 12, 2013, the KKR Investor may elect, by providing fifteen days prior written notice, to require the Company to set the size of the board of directors at ten members, and thereafter until the issuance of any Series A Preferred Stock or Series C Preferred Stock, appoint to fill the greater of three seats and 30% (rounded up to the nearest whole number) of the board of directors with KKR-selected Directors and to thereafter nominate at each Stockholder Meeting that number of KKR-selected nominees.

Upon the issuance of any Series A Preferred Stock or Series C Preferred Stock to the KKR Investor or its affiliates, the KKR-selected Directors designated by the KKR Investor as described above, will be designated as the initial Series A Preferred Stock Directors or Series C Preferred Stock Directors, as applicable. Definitions of Series A Preferred Stock Directors and Series C Preferred Stock Directors, as well as a description of the provisions for their election is set forth below under the heading “Description of Series A and Series C Preferred Stock – Voting Rights.”

In addition to the representation rights discussed above, we have also granted the Consenting Holder the right to designate one non-voting observer of our board of directors. Furthermore, upon request of the KKR Investor or a permitted transferee we have agreed to execute customary management rights letters with holders of the Series A Preferred Stock or Series C Preferred Stock, as applicable, that are intended to qualify as either a real estate operating company (REOC) or a venture capital operating company (VCOC) within the meaning of U.S. Department of Labor regulations.

Preemptive Rights

The Investor Rights Agreement provides such holders with certain preemptive rights to participate in future equity issuances by the Company, subject to customary exceptions. If the Company proposes to issue or sell any common stock, preferred stock or any other class of capital stock, or any other securities, warrants, options or rights to acquire, convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or any security having a direct or indirect equity participation in the Company or any of its subsidiaries (“New Securities”), then the Company will be required to deliver written notice thereof to the KKR Investor setting forth the number, terms and purchase consideration of the New Securities which the Company or such subsidiary proposes to issue.

The KKR Investor will, upon the receipt of such notice, have the right, to elect to purchase, on the same terms and conditions (including consideration or the cash equivalent thereof) as those offered to any proposed purchaser, that number of New Securities determined by multiplying the aggregate number of New Securities proposed to be issued by the KKR Investor’s Proportionate Interest (defined below) in the Company.

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The “Proportionate Interest” is calculated by giving effect to the conversion or exchange, in accordance with their terms, of any and all securities then convertible or exchangeable, directly or indirectly, into Company common stock (including, without limitation, the Series B Preferred Units in the Operating Partnership), but without giving effect to any limitations on such conversion or exchange applicable as a result of ownership and transfer restrictions set forth in the Company’s charter. Although the Series A Preferred Stock and Series C Preferred Stock are not convertible into common stock, solely for purpose of determining a holder’s Proportionate Interest, each share of Series A Preferred Stock and Series C Preferred Stock is deemed convertible into shares of common stock a hypothetical conversion rate based on the then current market value of each share of common stock.

However, if the KKR Investor is unable to purchase its entire proportionate percentage of New Securities as a result of ownership and transfer restrictions set forth in the Company’s charter or any similar limitation, the KKR Investor will be entitled to elect to purchase from the Operating Partnership, on substantially the same terms and conditions as those offered to any proposed purchaser of the Company’s New Securities, an equivalent number of securities of the Operating Partnership having substantially equivalent terms (including with respect to economic and voting power and preferences) as the terms of the New Securities offered by the Company.

Notwithstanding the KKR Investor’s preemptive rights described above, the Company will not be required to offer New Securities to the KKR Investor if the New Securities are:

•	securities purchased under the Purchase Agreement;

•	securities issued pursuant to acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of assets or other reorganization;

•	securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Company’s board of directors;

•	securities issued to existing holders of Common Stock in a public offering pursuant to the Company’s dividend reinvestment plan, if reinstated in accordance the terms of the Purchase Agreement; or

•	securities issued in connection with any stock split, stock dividend or recapitalization of the Company.

Standstill

The Investor Rights Agreement includes standstill provisions prohibiting the KKR Investor from taking certain actions without our consent until three years after the Commitment Effective Date. Specifically, except as expressly provided in the transaction documents related to the KKR Equity Commitment, without our prior written consent, the KKR Investor and its subsidiaries (and any person acting on behalf of or in concert with the KKR Investor or its subsidiaries) will not, directly or indirectly

•	acquire, agree to acquire, propose, seek or offer to acquire any securities or assets of the Company or any of its subsidiaries or affiliates, any warrant or option to purchase such securities or assets, any security convertible into any such securities, or any other right to acquire such securities,

•	enter, agree to enter, propose, seek or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its subsidiaries or affiliates,

•	make, or in any way participate or engage in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company,

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•	form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company,

•	call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of the Company,

•	disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing or

•	advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any third parties in connection with the foregoing.

The standstill provisions will not limit (x) the KKR Investor’s ability to vote or otherwise exercise rights under, or to transfer to any permitted transferee, preferred stock or common stock it may acquire pursuant to the transaction contemplated by the KKR Equity Commitment or (y) the ability of any KKR-selected Director to vote or otherwise exercise his or her fiduciary duties as a member of the board of directors.

Investor Liquidity Right

Beginning on July 1, 2017, the KKR Investor, at its sole option, will have the ability to cause the Sentio Parties to initiate a listing of the Company’s common stock on a national stock exchange or a Liquidation Event (the “Investor Liquidity Right”). Upon receiving notice from the KKR Investor of its election to exercise the Investor Liquidity Right, the Company will be required to use commercially reasonable efforts to execute such an event. Such Liquidation Event must include, at the request of the KKR Investor, customary tag-along sale rights for holders of the Series A Preferred Stock (or Series C Preferred Stock, as applicable) and holders of the Series B Preferred Units.

In the event that the KKR Investor elects to cause the Company to initiate a Liquidation Event and either (i) the Company’s board of directors does not approve such Liquidation Event or (ii) the Company’s stockholders reject the Liquidation Event proposed by the Company’s board of directors, the Company will be required to redeem the Series A Preferred Stock or Series C Preferred Stock, as applicable, held by the KKR Investor at a price equal to the amount Investor would have received had the liquidation event taken place.

However, if the Company lists its common stock in accordance with certain criteria (a “Qualified Listing”) prior to the exercise of the Investor Liquidity Right, the Company’s board of directors may elect within a 60 day period following such Qualified Listing to terminate the Investor Liquidity Right, provided that in connection with such termination, the Company will redeem, and cause the Operating Partnership to redeem, all of the outstanding Series A Preferred Stock (or Series C Preferred Stock, as applicable) and Series B Preferred Units held by the KKR Investor and its affiliates on the later to occur of (i) February 10, 2019 and (ii) the third anniversary of the first trading day of the Qualified Listing, for a redemption price in cash equal to the applicable liquidation preference thereof (as defined in the applicable articles supplementary or the Amended Partnership Agreement) together with any accrued and unpaid dividends or distributions thereon. Notwithstanding the foregoing, if, following any Qualified Listing and prior to the date of the redemption, the Company fails to maintain the listing continuously, the Investor Liquidity Right will be immediately reinstated on the same terms as described above.

On and after delivery of notice of the exercise of the Investor Liquidity Right to cause a listing, the Investor will no longer have any right to subsequently exercise the Investor Liquidity Right; provided that, the Investor Liquidity Right will be immediately reinstated if (i) if the listing demanded is not consummated within the 90 day period following the exercise and the Investor directs the Company in writing to abandon the proposed listing or (ii) the Company fails to maintain continuously the listing.

Termination

The Investor Rights Agreement will terminate upon the occurrence of any of the following events: (a) the termination of the Purchase Agreement if such termination occurs prior to the first put exercise closing date

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thereunder; and (b) The date, following the first put exercise closing date under the Purchase Agreement upon which the neither the KKR Investor nor any of its permitted transferees hold any Series A Preferred Stock, Series C Preferred Stock, Series B Preferred Units or Conversion Shares.

Transition Agreement

On the Commitment Effective Date, the Sentio Parties, the KKR Investor, and our advisor also entered into a Transition to Internal Management Agreement, referred to herein as the Transition Agreement. The Transition Agreement provides, following the satisfaction of certain conditions, for the amendment of the advisory agreement between the Company and our advisor and sets forth the terms for a transition to an internal management structure for the Company.

The Transition Agreement was reviewed and approved in advance by our independent directors committee in accordance with our policy regarding transactions with affiliates. The independent directors committee was advised in connection with the Transition Agreement and the other transactions contemplated by the KKR Equity Commitment by independent financial adviser Robert A. Stanger & Co., Inc. The terms of the Transition Agreement are set forth in detail above under the heading “Certain Transactions with Related Persons – Currently Proposed Transactions – Transition Agreement.”

DESCRIPTION OF SERIES A AND SERIES C PREFERRED STOCK

The following is a summary of the material terms of the preferences, limitations, voting powers and relative rights of (i) the Series A Preferred Stock, as contained in the form of Series A Articles Supplementary, and (ii) the Series C Preferred Stock, as contained in the form of Series C Articles Supplementary. While we believe this summary covers the material terms and provisions of the Series A Preferred Stock and Series C Preferred Stock, we encourage you to read the forms of Series A Articles Supplementary, Series C Articles Supplementary which were attached as exhibits to the Purchase Agreement included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 12, 2013, and are incorporated by reference herein. For more information about accessing the Current Report on Form 8-K and the other information we file with the SEC, please see “Where You Can Find More Information” below.

Pursuant to the KKR Equity Commitment, the Company may issue up to 1,000 shares of Series A Preferred Stock representing up to an aggregate issuance amount of $100,000 at an initial issuance price of $100.00 per share. However, subject to the receipt of stockholder approval for the Charter Amendment Proposal, the Company may issue, in lieu of the Series A Preferred Shares, up to 1,000 shares of Series C Preferred Stock representing up to an aggregate issuance amount of $100,000 at an initial issuance price of $100.00 per share. Furthermore, if we have already issued Series A Preferred Stock in connection with a draw of capital under the KKR Equity Commitment made prior to the time we receive stockholder approval of the Charter Amendment Proposal, then, promptly following receipt of such approval, we will exchange any outstanding shares of Series A Preferred Stock for shares of Series C Preferred Stock on a one-for-one basis. As such, we do not expect shares of the Series A Preferred Stock and shares of the Series C Preferred Stock to be outstanding concurrently.

The following is a summary of the material terms of the Series A Preferred Stock and the Series C Preferred Stock (together the “Preferred Stock”). Where applicable, the summary describes the relative differences in the terms of the Series A Preferred Stock and the Series C Preferred Stock.

Title, Class, and Ranking

Pursuant to the form of Series A Articles Supplementary, the 3% Senior Cumulative Preferred Stock, Series A, which we refer to herein as the Series A Preferred Stock, will have a $0.01 par value per share and 1,000 shares of Series A Preferred stock will be designated. Similarly, pursuant to the form of Series C Articles Supplementary to be filed if the Charter Amendment Proposal is approved, the 3% Senior Cumulative Preferred Stock, Series C, which we refer to herein as the Series C Preferred Stock, will also have a $0.01 par value per share and 1,000 shares of Series C Preferred stock will be designated.

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The Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank senior to the common stock and each other class or series of capital stock authorized, issued, outstanding or established after the Preferred Stock by the Company, the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock (“Junior Securities”).

Dividend Rights

The shares of Preferred Stock will be entitled to receive dividends, as and if authorized by the board of directors out of funds legally available for that purpose, cumulative from the date of issuance at an annual rate of 3% of the Liquidation Preference (defined below) for each share. The “Liquidation Preference” respect to the Preferred Stock means the actual issuance price of $100.00 of each share as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Preferred Stock, and as further adjusted from time to time for the amount of any accrued but unpaid dividends on the Preferred Stock. Dividends on the Preferred Stock shall be payable annually in arrears.

No dividends may be paid on Junior Securities or shares of the Company’s capital stock that rank on parity with the Preferred Stock unless all accrued but unpaid dividends are paid on the Preferred Stock. In addition, whenever dividends on the Preferred Stock are in arrears, the Company may not redeem, purchase or acquire any Junior Securities.

Conversion Rights

The shares of Preferred Stock are not convertible into any other class or series of the Company’s capital stock.

Redemption Rights

The Preferred Stock is redeemable under certain conditions at the option of the Company and, following certain enumerated actions by the Company, at the option of the holders. In addition to the redemption provisions described above under the headings “Description of KKR Equity Commitment Documents – Purchase Agreement” and “Description of KKR Equity Commitment Documents – Investor Rights Agreement,” the Series C Preferred Stock, but not the Series A Preferred Stock, may also be redeemed at the option of the Company as follows.

The Company may (but is not required to) redeem the all, but not less than all, of the then outstanding Series C Preferred Stock at the REIT Protection Redemption Price (defined below), if (A) the market value of the Series C Preferred Stock exceeds 9.6% of the market value of all of the then-outstanding capital stock of the Company (the “REIT Protection Redemption Threshold”) and (B) solely as a result of any holder’s ownership of such Series C Preferred Stock, the Company would, in the reasonable judgment of the Board, fail to qualify as a REIT. Notwithstanding the foregoing, the Company’s right of redemption hereunder shall not be exercisable if the holder takes certain prescribed actions ensure that the Company will not fail to qualify as a REIT and a result of the value of the Series C Preferred Stock exceeding the REIT Protection Redemption Threshold.

The “REIT Protection Redemption Price” means (i) an amount of cash in dollars equal to the sum of (A) the greater of (x) the issuance price of all shares of Series C Preferred Stock then outstanding and (y) 7% of the aggregate market value of the Company plus (B) the amount of all accrued and unpaid dividends (whether or not declared) as of the redemption date and (ii) a number of shares of Series A Preferred Stock equal to the number of shares of Series C Preferred Stock so redeemed.

Voting Rights

Voting Rights Common to both Series A and Series C Preferred Stock

So long as any shares of Preferred Stock are outstanding, the affirmative vote or consent of a majority of the shares of such Preferred Stock at the time outstanding will be necessary for effecting or validating any of the following actions:

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•	any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Company’s charter or the bylaws that would adversely alter or change the preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Preferred Stock;

•	any increase or decrease the total number of authorized shares of the Preferred Stock or any issuance of additional shares of the Preferred Stock;

•	any authorization or issuance of any equity security on a parity with or senior to the Preferred Stock with respect to dividend rights and rights on liquidation;

•	any redemption, purchase or acquisition of any Preferred Stock, or any security on a parity with the Preferred Stock or Junior Securities, subject to certain limited exceptions; and

•	prior to the termination of the Investor Rights Agreement in accordance with its terms, each of the actions the Company has covenanted and agreed not to take without the prior approval of certain holders of the Preferred Stock, which are described above under the heading “Description of KKR Equity Commitment Documents – Investor Rights Agreement.”

Voting Rights Applicable only to Series A Preferred Stock

Except as provided by law or expressly provided in the Series A Articles Supplementary or the other documents related to the KKR Equity Commitment, the shares of Series A Preferred Stock have no voting rights.

However, the holders of the Series A Preferred Stock, voting together as a separate class, are entitled to elect the following number of directors to the board of directors (the “Series A Preferred Stock Directors”) at any special or annual meeting of stockholders of the Company called for the purpose of electing directors or at any special meeting of the holders of Series A Preferred Stock or by written consent in lieu thereof:

•	if the board of directors is comprised of nine or fewer directors and the holders’ Proportionate Interest in the Company is less than 40%, the holders of the Series A Preferred Stock are entitled to elect a total of two members to the board of directors (including the directors elected pursuant to the Company’s obligations under the Investor Rights Agreement described above);

•	if the board of directors is comprised of ten or more directors and the holders’ Proportionate Interest in the Company is less than 40%, the holders of the Series A Preferred Stock are entitled to elect directors representing 30% of the board of directors;

•	the holders’ Proportionate Interest in the Company is 40% or more, but less than 50.01%, the holders of the Series A Preferred Stock are entitled to elect directors representing 40% of the board of directors;

•	if the holders’ Proportionate Interest in the Company is 50.01% or more, the holders of the Series A Preferred Stock are entitled to elect directors representing 60% of the Board; and

•	in addition to the rights described above, if and when dividends on the Series A Preferred Stock have not been declared and paid in full for at least two consecutive dividend payment dates, the size of the board of directors will be automatically increased by two members, who shall be elected by the holders of the Series A Preferred Stock voting together as a single class.

Voting Rights Applicable only to Series C Preferred Stock

Except as provided by law or expressly provided in the Series C Articles Supplementary or the other documents related to the KKR Equity Commitment, the holder of each share of Series C Preferred Stock shall have the right to one vote for each share of As-Converted Common Stock (defined below) held by such holder and

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(without duplication) its affiliates and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled to notice of any shareholders’ meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of common stock as a single class, with respect to any question upon which holders of common stock have the right to vote including, without limitation, the election of directors.

“As-Converted Common Stock” means, as of any determination date and with respect to any holder, the number of shares of common stock then held by such holder and its affiliates after giving effect to the conversion or exchange, in accordance with their terms, of any and all securities then convertible or exchangeable, directly or indirectly, into common Stock (including, without limitation, the Series B Preferred Units in the Operating Partnership), but without giving effect to any limitations on such conversion or exchange applicable as a result of ownership and transfer restrictions set forth in the Company’s charter

The holders of the Series C Preferred Stock, voting together as a separate class, are also entitled to elect the following number of directors to the board of directors (the “Series C Preferred Stock Directors”) at any special or annual meeting of stockholders of the Company called for the purpose of electing directors or at any special meeting of the holders of Series C Preferred Stock or by written consent in lieu thereof:

•	if the board of directors is comprised of nine or fewer directors, the holders of the Series C Preferred Stock are entitled to elect two directors to the board of directors;

•	if the board of directors is comprised of ten or more directors, the holders of the Series C Preferred Stock are entitled to elect directors representing 30% of the board of directors, rounded up to the nearest whole number; and

•	in addition to the rights described above, if and when dividends on the Series C Preferred Stock have not been declared and paid in full for at least two consecutive dividend payment dates, the size of the board of directors will be automatically increased by two members, who shall be elected by the holders of the Series C Preferred Stock voting together as a single class.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation”), the Preferred Stock will be entitled to receive out of the assets of the Company, after satisfaction of all liabilities, if any, to creditors of the Company and before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Securities, an amount equal to the Liquidation Preference per share (initially $100.00 per share), together with an amount equal to all dividends or other distributions, if any, that have been accrued or declared but not paid (or included in an increase to the Liquidation Preference) on the Preferred Stock. After payment of the full amount of such liquidation distribution, the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

Preemptive Rights

The holders of the Series A Preferred Stock and the Series C Preferred Stock will have certain preemptive rights to participate in future equity issuances by the Company as set forth in the Investor Rights Agreement. The terms of these preemptive rights are discussed above under the heading “Description of KKR Equity Commitment Documents – Investor Rights Agreement – Preemptive Rights.”

Restrictions on Transfer

Pursuant to provisions of the Investor Rights Agreement, the shares of Preferred Stock are subject to certain restrictions on their transfer. At any time following the date of issuance, the KKR Investor may, subject to compliance with applicable securities laws, transfer shares of the Preferred Stock to any of its affiliates and to any shareholder, partner, managing director, member, principal or retired partner of the KKR Investor upon a pro rata distribution by a partnership or a limited liability company to its partners or members or otherwise upon the

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dissolution or liquidation of the KKR Investor. Furthermore, the KKR Investor and any permitted transferee may transfer shares of the Preferred Stock, subject to compliance with applicable securities laws, to any other person upon the earliest to occur of (i) aggregate put right under the Purchase Agreement being fully exercised or cancelled, or (ii) February 10, 2016. Except as set forth above, the Preferred Stock may not be transferred by the KKR Investor or its permitted transferees.

ADDITIONAL INFORMATION

Stockholder Proposals

Any stockholder proposals for inclusion in our proxy materials for our 2014 annual meeting must be received by us no later than December 13, 2013. However, if we hold our annual meeting before April 20, 2014 or after June 19, 2014, then stockholders must submit proposals from inclusion in our 2013 proxy materials a reasonable time before we begin to print and send our proxy materials.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders must be submitted in accordance with our corporate bylaws. Our bylaws currently provide that, in order for a stockholder to bring any business or nominations before the annual meeting of stockholders, certain conditions set forth in Section 2.12 of our bylaws must be complied with, including, but not limited to, delivery of notice, not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. Accordingly, under our bylaws, a stockholder nomination or proposal intended to be considered at the 2013 annual meeting of stockholders must be received by us no earlier than November 13, 2013 and not later than December 13, 2013. Our Secretary will provide a copy of our bylaws upon written request and without charge.

We have adopted a process for stockholders to send communications to our board or directors. A description of the manner in which stockholders can send such communications appears above under “Communication with Directors.”

 Where You Can Find More Information

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this proxy statement certain documents we have filed with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the following filings:

•	our 2012 Annual Report on Form 10-K, filed March 27, 2013, a copy of which is being delivered to stockholders entitled to receive notice of and to vote their shares at the annual meeting concurrently with this proxy statement;

•	our Current Reports on Form 8-K, filed on February 11, 2013, February 12, 2013, March 18, 2013 and March 26, 2013.

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This proxy statement incorporates important business and financial information about Sentio Healthcare Properties, Inc. from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement through our website, www.sentiohealthcareproperties.com, and from the SEC at its website, www.sec.gov, or by written request directed to us at Sentio Healthcare Properties, Inc., 189 South Orange Ave., Suite 1700, Orlando FL 32801, Attention: Investor Relations, or telephonic request by calling us at (407) 999-7679.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the annual meeting other than those identified in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

John Mark Ramsey
President and Chief Executive Officer

46

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com Follow the on-screen instructions available 24 hours

VOTE BY TELEPHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date your Proxy Card and return it in the postage-paid envelope

VOTE IN PERSON Attend Stockholders Meeting 189 South Orange Ave, Suite 1700 Orlando FL 32801 on May 20, 2013
Please detach at perforation before mailing.

PROXY	SENTIO HEALTHCARE PROPERTIES, INC	PROXY

ANNUAL MEETING OF STOCKHOLDERS – MAY 20, 2013

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), hereby appoints John Mark Ramsey and Sharon C. Kaiser, and each of them, the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 189 South Orange Ave., Suite 1700, Orlando, FL 32801, on May 20, 2013, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the meeting and instructs the proxies to vote as directed on the reverse side.

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

VOTE VIA THE TELEPHONE: 1-800-337-3503
VOTE VIA THE INTERNET: www.proxy-direct.com
999 9999 9999 999

Note: PLEASE SIGN EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY CARD. When signing as custodian, attorney, executor, administrator, Director, guardian, etc., please sign your title as such. Joint owners should each sign.

Signature	Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

 EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Sentio Healthcare Properties, Inc. Stockholder

Meeting to Be Held on May 20, 2013.

The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/shp-24500

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

 Please detach at perforation before mailing.

The Board of Directors recommends a vote “FOR” for all nominees listed in Proposal 1, and “FOR” PROPOSALS 2 and 3.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE: ■

1.	Election of Directors.
	Nominees:	01. William Bloomer 02. Billy Butcher 03. Romeo Cefalo 04. Barry Chase 05. Daniel Decker 06. Steven Pearson 07. John Mark Ramsey 08. Ronald Shuck 09. James Skorheim	FOR all nominees listed ☐	FOR all nominees listed EXCEPT those whose names are written in the space provided ☐	WITHHOLD AUTHORITY for all nominees listed ☐
Instructions:
To withhold authority to vote for any individual nominee, write that nominee's number and/or name in the space provided below:

2.	Charter Amendment Proposal: to approve an amendment to a provision of our charter relating to limitations on issuances of securities in connection with the KKR Equity Commitment.		FOR ☐	AGAINST ☐	ABSTAIN AUTHORITY ☐

3.	Adjournment Proposal: to approve
the adjournment of the annual meeting to solicit
additional proxies if there are insufficient proxies
at the annual meeting to approve either of the
	foregoing proposals.		FOR ☐	AGAINST ☐	ABSTAIN AUTHORITY ☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.